Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: RED REEF ALTERNATIVE INVESTMENTS, LLC and EMERGENT CAPITAL, INC.,[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 20-12602 (BLS) Jointly Administered Related to Docket No. 167

ORDER CONFIRMING DEBTOR EMERGENT CAPITAL, INC.’S
SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION

Emergent Capital, Inc., as a debtor and debtor in possession (the “Debtor”), having:

a.	commenced, on October 15, 2020 (the “Petition Date”), its chapter 11 case by filing a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”);

b.	filed,[2] on the Petition Date, the Debtor Emergent Capital, Inc.’s Motion for Entry of an Order (I) Approving Adequacy of Disclosure Statement, (II) Scheduling Hearing on Confirmation of Plan of Reorganization and the Assumption of Executory Contracts and Cure Amounts; (III) Fixing the Deadlines to Object to Plan and Proposed Assumption or Rejection of Executory Contracts and Cure Amounts; (IV) Approving Solicitation Procedures and Form and Manner of Notice Related Thereto; and (V) Granting Related Relief [Docket No. 7] (the “Solicitation Procedures Motion”);

c.	filed, on the Petition Date, the Declaration of Miriam Martinez, Chief Financial Officer, in Support of Bankruptcy Petitions and First Day Relief [Docket No. 3] detailing the facts and circumstances of this chapter 11 case;

1 The last four digits of each Debtor’s taxpayer identification number are: Red Reef Alternative Investments, LLC (0302) and Emergent Capital, Inc. (3473). The location of the Debtors’ service address for purposes of these cases is 1200 North Federal Highway, Suite 200, Boca Raton, FL 33432.

For the avoidance of doubt, Debtor Red Reef Alternative Investments, LLC is not a proponent of the Plan.

2 Unless otherwise indicated, use of the term “filed” herein refers also to the service of the applicable document filed on the docket in this chapter 11 case, as applicable.

d.	filed, on November 13, 2020, the Debtor Emergent Capital, Inc.’s First Amended Chapter 11 Plan of Reorganization [Docket No. 114] (the “Solicitation Plan”), and the Disclosure Statement for the Debtor Emergent Capital Inc.’s First Amended Chapter 11 Plan of Reorganization [Docket No. 115] (the “Disclosure Statement”).

e.	following entry of an order approving the Solicitation Procedures Motion [Docket No. 109] (the “Solicitation Procedures Order”), commenced a solicitation of votes to accept or reject the Solicitation Plan, and distributed therewith (i) the Disclosure Statement and (ii) ballots for voting on the Solicitation Plan to Holders of Claims and Equity Interests entitled to vote on the Solicitation Plan, in accordance with the terms of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Rules of Bankruptcy Practice and Procedure for the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Local Rules”);

f.	filed, on November 13, 2020, the Notice of (I) Hearing on Confirmation of Debtor Emergent Capital, Inc.’s First Amended Chapter 11 Plan and Related Matters; and (II) Objection Deadlines, and Summary of the Plan [Docket No. 117] (the “Confirmation Hearing Notice”), which contained the date and time set for the hearing (the “Confirmation Hearing”) to consider confirmation of the Solicitation Plan (“Confirmation”) and the deadline for filing objections to the Solicitation Plan;

g.	filed, on December 10, 2020, the Plan Supplement [Docket No. 143] (as modified, amended, or supplemented from time to time, the “Plan Supplement” and which, for purposes is included in the definition of the Plan (as defined below));

h.	filed, on December 18, 2020, the Debtor Emergent Capital, Inc.’s Second Amended Chapter 11 Plan of Reorganization [Docket No. 167] (the “Plan”), a copy of which is attached hereto as Exhibit A, in order to address certain comments received from the U.S. Trustee and other parties and to incorporate certain updates and modifications to the Solicitation Plan;[3]

3 Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan or the Bankruptcy Code (as defined herein), as applicable. The rules of interpretation set forth in Article I.A of the Plan apply.

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i.	filed, on December 18, 2020, the Declaration of David Hartie of Kurtzman Carson Consultants, LLC Regarding the Mailing, Voting, and Tabulation of Ballots Accepting and Rejecting the Debtor Emergent Capital, Inc.’s First Amended Chapter 11 Plan of Reorganization, which detailed the results of the voting process on the Solicitation Plan (the “Voting Declaration”);

j.	filed, on December 18, 2020, the Debtor Emergent Capital, Inc.’s Memorandum of Law in Support of Order Confirming the Debtor’s Second Amended Chapter 11 Plan of Reorganization (the “Confirmation Brief”), along with (i) the Declaration of Miriam Martinez in Support of Confirmation of Debtor Emergent Capital, Inc.’s Second Amended Chapter 11 Plan of Reorganization; and (ii) the Declaration of Kenton Thompson of RSM US, LLP in Support of Confirmation of Debtor Emergent Capital, Inc.’s Second Amended Chapter 11 Plan of Reorganization (together, the “Declarations”); and

k.	operated its business and managed its property during this chapter 11 case as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Court having:

a.	entered, on November 13, 2020, the Solicitation Procedures Order, which also approved the adequacy of the Disclosure Statement;

b.	set December 21, 2020, at 10:00 a.m. (prevailing Eastern Time), as the date and time for the Confirmation Hearing, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code, as set forth in the Solicitation Procedures Order, which hearing was subsequently continued;

c.	reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Voting Declaration, the Confirmation Hearing Notice, the Declarations, and all filed pleadings, exhibits, statements, and comments regarding Confirmation, including all objections, statements, and reservations of rights;

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d.	held the Confirmation Hearing;

e.	heard the statements and arguments made by counsel in respect of Confirmation; and

f.	considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation.

NOW, THEREFORE, it appearing to the Court that notice of the Confirmation Hearing having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and other evidence presented at the Confirmation Hearing having established just cause for the relief granted herein; and having considered any and all objections to the Plan and its Confirmation and all such objections being consensually resolved or withdrawn, or overruled on the merits; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1.          The findings and conclusions set forth herein, in the recitals, and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

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B.	Jurisdiction, Venue, and Core Proceeding.

2.          The Court has jurisdiction over the Debtor’s chapter 11 case pursuant to section 1334 of title 28 of the United States Code. The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code. Confirmation of the Plan is a core proceeding within the meaning of section 157(b)(2) of title 28 of the United States Code.

C.	Eligibility for Relief.

3.          The Debtor was and is an entity eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Administration of the Debtor’s Chapter 11 Case.

4.          On the Petition Date, the Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtor has operated its business and managed its properties as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee, examiner, or official committee has been appointed in this chapter 11 case.

E.	Burden of Proof – Confirmation of the Plan.

5.          The Debtor, as proponent of the Plan, has met its burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

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F.	Notice.

6.          Due, adequate, and sufficient notice of Solicitation Plan, the Plan, and the Confirmation Hearing, together with all deadlines for voting to accept or reject the Solicitation Plan as well as objecting to the Solicitation Plan, the Plan, and all other materials distributed by the Debtor in connection with the Confirmation in compliance with the Bankruptcy Rules, has been provided to: (a) all known Holders of Claims and Equity Interests; (b) all parties who are counterparties to executory contracts and leases with the Debtor, (c) all parties who have filed a notice of appearance pursuant to Bankruptcy Rule 2002, (d) the Securities and Exchange Commission, (e) the Internal Revenue Service, (f) all state and local taxing authorities in the states in which the Debtor has tax liability, (g) all federal, state and local authorities that regulate any portion of the Debtor’s business, (h) the United States Attorney for the District of Delaware, (i) the Office of the United States Trustee, (j) counsel to the Supporting Senior Secured Noteholders, (k) counsel to the Senior Secured Notes Trustee, (l) counsel to the Supporting Convertible Unsecured Noteholders, (m) counsel to the Convertible Unsecured Notes Trustee, and (n) any other party who requested the same in writing from the Debtor’s counsel. See Docket Nos. 124, 129, 136, 139. Such notice was adequate and sufficient under the facts and circumstances of this chapter 11 case pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002 and 3020, and other applicable law and rules, and no other or further notice is or shall be required.

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G.	Ballots.

7.          The only classes of Claims and Equity Interests entitled to vote to accept or reject the Plan are Class 3 Senior Secured Notes Claims, Class 4 Convertible Unsecured Notes Claims, and Class 6 Equity Interests in the Debtor (the “Voting Classes”).

8.          As approved by the Solicitation Procedures Order, the ballots that the Debtor used to solicit votes to accept or reject the Solicitation Plan from Holders of Claims and Equity Interests in the Voting Classes adequately addressed the particular needs of this chapter 11 case and were appropriate for Holders of Claims and Equity Interests in the Voting Classes to vote to accept or reject the Solicitation Plan, as now amended by the Plan.

H.	Solicitation.

9.          As described in the Voting Declaration, the solicitation of votes on the Solicitation Plan complied with the solicitation procedures set forth in the Solicitation Procedures Order (the “Solicitation Procedures”), was appropriate and satisfactory based upon the circumstances of this chapter 11 case, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations, including any applicable registration requirements and exemptions from the registration requirements under the Securities Act, and any exemptions from registration under “Blue Sky” requirements.

10.         Following entry of the Solicitation Procedures Order, the Solicitation Plan, the Disclosure Statement, the Confirmation Hearing Notice, and the ballots (collectively, the “Solicitation Packages”) were transmitted and served, including to all Holders of Claims and Equity Interests in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Bankruptcy Local Rules, including Del. Bankr. L.R. 3016-2 and 3017-1, the Solicitation Procedures Order, and any applicable nonbankruptcy law. Transmission and service of the Solicitation Packages and the Confirmation Hearing Notice were timely, adequate, and sufficient under the facts and circumstances of this chapter 11 case. No further notice is required.

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11.         As set forth in the Voting Declaration, the Solicitation Packages were distributed to Holders of Claims and Equity Interests in the Voting Classes that held a Claim or Equity Interest as of the Voting Record Date of November 16, 2020.

12.         As approved by the Solicitation Procedures Order, the period during which the Debtor solicited acceptances or rejections to the Solicitation Plan was a reasonable and sufficient period of time for Holders of Claims and Equity Interests in the Voting Classes to make an informed decision to accept or reject the Solicitation Plan.

13.         Under section 1126(f) of the Bankruptcy Code, Holders of Claims in Class 1 (Other Priority Claims), Class 2 (Other Secured Debt Claims), and Class 5 (General Unsecured Claims) (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan. There are no Classes under the Plan that are deemed to reject the Plan.

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I.	Voting.

14.         As evidenced by the Voting Declaration and approved by the Solicitation Procedures Order, votes to accept or reject the Solicitation Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, and any applicable nonbankruptcy law, rule, or regulation.

J.	Plan Supplement.

15.         On December 10, 2020, the Debtor filed the Plan Supplement with the Court. The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents was good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, and no other or further notice is required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan (as amended, modified, or supplemented in accordance therewith). Subject to the terms of the Plan and the Bankruptcy Code, and only consistent therewith, the Debtor reserves the right to alter, amend, update, or modify the documents included in the Plan Supplement before the Effective Date with the consent of the Requisite Parties, provided that no such alteration, amendment, update, or modification of such documents has a materially adverse effect of any of the Debtor’s creditors or interest holders, except as to any such creditor or interest holder who affirmatively agrees to the same or except as approved by the Court. All creditors and parties in interest were provided due, adequate, and sufficient notice of the Plan Supplement. No other or further notice is or will be required with respect to the Plan Supplement.

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K.	Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

16.         The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the entity submitting it, thereby satisfying Bankruptcy Rule 3016(a).

a.          Proper Classification—Sections 1122 and 1123.

17.         The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Equity Interests into six (6) Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Equity Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Equity Interests. Each Class of Claims and Equity Interests contains only Claims or Equity Interests that are substantially similar to the other Claims or Equity Interests within that Class.

b.          Specified Unimpaired Classes—Section 1123(a)(2).

18.         The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Equity Interests, as applicable, in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Designation
1	Other Priority Claims
2	Other Secured Debt Claims
5	General Unsecured Claims

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19.         Additionally, Article II of the Plan specifies that Allowed Administrative Expense Claims, Professional Fee Claims, Restructuring Expenses, Senior Secured Notes Trustee Fees, Convertible Unsecured Notes Trustee Fees, and Priority Tax Claims will be paid in full in accordance with the terms of the Plan (unless otherwise agreed by the Debtor and the relevant Holder(s) in accordance with the terms of the Plan), although these Claims are not classified under the Plan.

c.          Specified Treatment of Impaired Classes—Section 1123(a)(3).

20.         The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Equity Interests, as applicable, in the following three Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Designation
3	Senior Secured Notes Claims
4	Convertible Unsecured Notes Claims
6	Equity Interests in the Debtor

d.          No Discrimination—Section 1123(a)(4).

21.         The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtor for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest.

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e.          Adequate Means for Plan Implementation—Section 1123(a)(5).

22.         The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article V and elsewhere in the Plan, and in the exhibits and attachments to the Plan and the Disclosure Statement, provide, in detail, adequate and proper means for the Plan’s implementation, including regarding: (a) the issuance and distribution of the New Series A Notes, the New Series B Notes, the New PPNs, the New PPN Warrants, and the New PPN SARs; (b) Lamington’s entry into the New Indenture Documents; (c) implementation and approval of the Restructuring Transactions; (d) authorization of the Debtor and/or its subsidiaries to take all actions necessary to effectuate the Plan, including those actions necessary to effect the Restructuring Transactions; (e) creation of the Grantor Trust; (f) authorization of the adoption of and entry into the Plan Documents; (g) cancellation of existing securities and agreements, and the surrender of existing securities (except as otherwise provided in the Plan); (h) settlement of Claims and Equity Interests; (i) vesting of Estate assets in the Debtor; and (j) the appointment and designation of the directors of the New Board of Lamington, the trustee of the Grantor Trust, and the Plan Agent of the Debtor.

f.          Voting Power of Equity Securities—Section 1123(a)(6).

23.         The Plan provides that the organizational documents of the Debtor will include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code.

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g.          Directors and Officers—Section 1123(a)(7).

24.         The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. In accordance with Article V.J of the Plan, the identities of the directors of the New Board of Lamington, the trustee of the Grantor Trust, and the Plan Agent of the Debtor have been disclosed, to the extent such persons have been designated as of the date hereof. The selection of the foregoing parties is consistent with the interests of Holders of Claims and Equity Interests, and public policy.

h.          Impairment/Unimpairment of Classes—Section 1123(b)(1).

25.         The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Equity Interests.

i.          Assumption and Rejection—Section 1123(b)(2).

26.         The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article VI of the Plan provides for the rejection of the Debtor’s Executory Contracts and Unexpired Leases except for those that (1) have previously expired or terminated pursuant to their own terms or by agreement of the parties thereto, (2) have been assumed by order of the Bankruptcy Court, (3) are the subject of a motion to assume or motion to reject pending on the Effective Date, (4) are identified on a schedule of assumed contracts in the Plan Supplement, or (5) are assumed pursuant to the terms of the Plan.

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j.          Compromise, Settlement, Release, Exculpation and Injunction—Section 1123(b)(3).

27.         The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. Pursuant to section 1123 of the Bankruptcy Code, and in consideration for the classification, distributions, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan will constitute a good-faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to the Plan. The compromise and settlement of such Claims and Equity Interests embodied in the Plan and reinstatement and unimpairment of other Classes identified in the Plan are in the best interests of the Debtor, the Estate, and all Holders of Claims and Equity Interests, and are fair, equitable, and reasonable.

28.         Article X of the Plan describes certain releases granted by the Debtor (the “Debtor Releases”). The Confirmation Hearing Notice sent to Holders of Claims and Equity Interests, and the ballots sent to all Voting Classes, in each case, unambiguously and prominently stated that the Plan contains the Debtor Releases and provided therein a copy of the Debtor Releases excerpted from the Plan. The Debtor has satisfied the applicable standard with respect to the propriety of the Debtor Releases. Such releases are a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtor, the Estate, and Holders of Claims and Equity Interests. Also, the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by the Debtor under the Plan; and (c) given, and made, after due notice and opportunity for hearing. Creditors have voted in favor of the Plan, including the Debtor Releases. The Plan, including the Debtor Releases, was negotiated by sophisticated parties represented by able counsel and financial advisors. The Debtor Releases are therefore the result of an arm’s-length negotiation process.

29.         Article XI of the Plan describes certain releases granted by Holders of Claims and Equity Interests in favor of the Debtor and other Released Parties (the “Third-Party Release”). The Confirmation Hearing Notice sent to Holders of Claims and Equity Interests, and the ballots sent to all Voting Classes, in each case, unambiguously and prominently stated that the Plan contains the Third-Party Release and provided therein a copy of the Third-Party Release excerpted from the Plan.

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30.         Further, all parties in interest were provided notice of the chapter 11 proceedings, the Plan, and the deadline to object to confirmation of the Plan. Additionally, the release provisions of the Plan, including the Third-Party Release, were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the ballots, and the applicable notices.

31.         The exculpation, described in Article XI.C of the Plan (the “Exculpation”), is appropriate under applicable law because the Exculpated Parties are limited to fiduciaries of the estate, the provision was proposed in good faith, and is appropriately limited in scope, and includes a carve-out for actual fraud, gross negligence, and willful misconduct.

32.         The injunction provision set forth in Article XI.D of the Plan is necessary to implement, preserve, and enforce the Debtor’s discharge, the Debtor Releases, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve this purpose.

k.          Additional Plan Provisions—Section 1123(b)(6).

33.         The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

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L.	Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).

34.           The Debtor and its agents have complied in good faith with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, the Debtor:

a.            is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b.            has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

c.            has complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable nonbankruptcy law, rule and regulation, the Solicitation Procedures Order, and all other applicable law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

M.	Plan Proposed in Good Faith—Section 1129(a)(3).

35.           The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtor has proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of this chapter 11 case, the Plan, the process leading to Confirmation, including the support of the Voting Classes for the Plan, and the transactions to be implemented pursuant thereto. This chapter 11 case was filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtor to implement the Restructuring Transactions.

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N.	Payment for Services or Costs and Expenses—Section 1129(a)(4).

36.           The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtor in connection with the chapter 11 case, or in connection with the Plan and incident to this chapter 11 case, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

O.	Directors, Officers, and Insiders—Section 1129(a)(5).

37.           The Debtor has satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. As set forth above, in accordance with Article V.J of the Plan, the identities of the directors of the New Board of Lamington and the Plan Agent of the Debtor have been disclosed, to the extent such persons have been designated as of the date hereof. The selection of the foregoing parties is consistent with the interests of Holders of Claims and Equity Interests, and public policy.

P.	No Rate Changes—Section 1129(a)(6).

38.           Section 1129(a)(6) of the Bankruptcy Code is not applicable to this chapter 11 case. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

Q.	Best Interest of Creditors—Section 1129(a)(7).

39.           The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, and credible as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of an Allowed Claim or Equity Interest in each Class will recover at least as much under the Plan on account of such Claim or Equity Interest, as of the Effective Date, as such holder would receive if the Debtor was liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

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R.	Acceptance by Certain Classes—Section 1129(a)(8).

40.           Classes 1, 2, and 5 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes have voted to accept the Plan. No Classes are deemed to have rejected the Plan.

S.	Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

41.           The treatment of Administrative Expense Claims, Professional Fee Claims, Restructuring Expenses, Senior Secured Notes Trustee Fees, Convertible Unsecured Notes Trustee Fees, and Priority Tax Claims, under Article II of the Plan, and of Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

T.	Acceptance by at Least One Impaired Class—Section 1129(a)(10).

42.           The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Declaration, the Voting Classes, which are impaired, voted to accept the Plan by the requisite numbers and amounts, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.

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U.	Feasibility—Section 1129(a)(11).

43.           The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtor at, or prior to, or filed in connection with, the Confirmation Hearing: (a) are reasonable, persuasive, and credible as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Debtor or any successor to the Debtor under the Plan, except as provided in the Plan; and (e) establish that the Debtor and Lamington will have sufficient funds available to meet their obligations under the Plan.

V.	Payment of Fees—Section 1129(a)(12).

44.           The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article XIV.B of the Plan provides for the payment of all fees payable by the Debtor under 28 U.S.C. § 1930(a).

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W.	Non-Applicability of Certain Sections—Sections 1129(a)(13), (14), (15), and (16).

45.           Sections 1129(a)(13), (14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to this chapter 11 case. The Debtor offers no retiree benefits, owes no domestic support obligations, is not an individual, and is not a nonprofit corporation.

X.	“Cram Down” Requirements Not Applicable—Section 1129(b).

46.           The requirements of section 1129(b) of the Bankruptcy Code do not apply to the Plan because the requirements of section 1129(a(8) of the Bankruptcy Code have been met, as set forth above.

Y.	Only One Plan—Section 1129(c).

47.           The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only current chapter 11 plan filed in the Debtor’s chapter 11 case.

Z.	Principal Purpose of the Plan—Section 1129(d).

48.           The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. As evidenced by its terms, the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

AA.	Not Small Business Case—Section 1129(e).

49.           Section 1129(e) of the Bankruptcy Code does not apply to this chapter 11 case as this is not a small business case.

BB.	Good Faith Solicitation—Section 1125(e).

50.           The Debtor, the Supporting Senior Secured Noteholders, the Supporting Convertible Unsecured Noteholders, and their Related Persons have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support and consummation of the Plan, and solicitation of acceptances of the Solicitation Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

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CC.	Satisfaction of Confirmation Requirements.

51.           Based on the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code. Upon Confirmation and the occurrence of the Effective Date, the Plan shall be binding upon all holders of Claims and Equity Interests, including holders of Claims and Equity Interests that voted to reject the Solicitation Plan.

DD.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

52.           Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived.

EE.	Implementation.

53.           All Plan Documents necessary to implement the Plan and all other relevant and necessary documents have been negotiated in good faith and at arm’s length, are in the best interest of the Debtor and its Estate, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements. The Debtor is authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

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FF.	Disclosure of Facts.

54.           The Debtor has disclosed all material facts regarding the Plan, including with respect to consummation of the Plan Documents, and the fact that the Debtor will emerge from its chapter 11 case as a validly existing corporation.

GG.	Good Faith.

55.           The Debtor, the Supporting Senior Secured Noteholders, the Supporting Convertible Unsecured Noteholders, and their Related Persons have been and will be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order to reorganize the Debtor’s businesses and effectuate the other Plan Documents and the Restructuring Transactions.

HH.	Modifications to the Plan.

56.           The modifications to the Solicitation Plan reflected in the Plan do not adversely change the treatment of the claim of any Holder of a Claim or Equity Interest and, as such, should be deemed accepted by all Holders who have previously accepted the Solicitation Plan.

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ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1.             Findings of Fact and Conclusions of Law. The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

2.             Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

3.             Objections. Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing is hereby incorporated by reference. All objections and all reservations of rights pertaining to Confirmation that have not been withdrawn, waived, or settled are hereby overruled and denied on the merits in their entirety, and all withdrawn objections or responses are hereby deemed withdrawn with prejudice.

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4.             Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims or Equity Interests who voted to accept the Solicitation Plan (or who are conclusively presumed to accept the Plan) are deemed to have accepted the Plan. No holder of a Claim or Equity Interest shall be permitted to change its vote on the Plan.

5.             Binding Effect. Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as expressly provided in the Plan or this Confirmation Order, the terms of the Plan, the Plan Documents, and this Confirmation Order are immediately effective and enforceable and deemed binding on the Debtor and any and all parties in interest, Holders of Claims or Equity Interests (regardless of whether such Holders of Claims or Equity Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtor, any Person or Entity making an appearance in the chapter 11 case or any other Person in the chapter 11 case; and the successors and assigns of all of the above listed entities.

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6.             Vesting of Assets in the Debtor. Except as otherwise provided in the Plan, in any agreement, instrument, or other document incorporated in, or entered into, in connection with, or pursuant to the Plan or the Confirmation Order, on or after the Effective Date, all property and Assets of the Estate (including, without limitation, Causes of Action) and any property and Assets acquired by the Debtor pursuant to the Plan will vest in the Debtor, free and clear of all Liens, Claims, charges or other encumbrances. Notwithstanding the foregoing, Avoidance Actions shall be deemed released and relinquished as of the Effective Date.

7.             Preservation of Causes of Action. Unless particular Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Debtor retains and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, as set forth in the Plan.

8.             Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with the Plan Documents, are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective directors, officers or equity security holders of the Debtor and with the effect that such actions had been taken by unanimous action of such parties.

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9.             Restructuring Transactions. The Debtor is authorized to enter into and effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Plan Documents (as the same may be modified in accordance with the Plan from time to time prior to the Effective Date), and may take any actions as may be necessary or appropriate to effect a corporate restructuring, as and to the extent provided in the Plan. Any transfers of assets or equity interests effected or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan and until such time that the Debtor has fulfilled its obligations under the Plan, the Debtor shall continue to exist after the Effective Date as a separate corporate entity with all the powers of a corporation.

10.           Plan Documents. On the Effective Date, the Debtor will cause Lamington to execute and deliver the New Indenture Documents, the New Series A Notes, the New Series B Notes, the New PPNs, the New PPN Warrants and the New PPN SARs to the Debtor (which will immediately thereafter contribute such New PPNs, New PPN Warrants and New PPN SARs to the Grantor Trust), and any related instruments and documents, amendments to the foregoing, or agreements in connection therewith, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule and without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or any director, stockholder, securityholder, manager, member, or partner (or board thereof) of any Entity and Confirmation of the Plan shall be deemed approval of all such documents.

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11.           Grantor Trust. On the Effective Date, the Debtor shall establish the Grantor Trust pursuant to the Grantor Trust Agreement for the purpose of holding the New PPNs, the New PPN Warrants and the New PPN SARs and the Debtor will cause the Grantor Trust to issue and deliver the Grantor Trust Certificates, the New Unvested Warrants and the New SARs to the Debtor. The Grantor Trust will be managed and administered by the Grantor Trust Trustee, without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or any director, stockholder, securityholder, manager, member, or partner (or board thereof) of any Entity.

12.           Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Equity Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement.

13.           Assumption or Rejection of Contracts and Leases. On the Effective Date, each Executory Contract and Unexpired Lease shall be deemed rejected, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, under section 365 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that (1) have previously expired or terminated pursuant to their own terms or by agreement of the parties thereto, (2) have been assumed by order of the Bankruptcy Court, (3) are the subject of a motion to assume or motion to reject pending on the Effective Date, (4) are identified on a schedule of assumed contracts in the Plan Supplement, or (5) are assumed pursuant to the terms of the Plan.

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14.           Notwithstanding the foregoing, upon the Effective Date, the Debtor shall be deemed to assume all of the D&O Liability Insurance Policies and Indemnification Provisions pursuant to section 365(a) of the Bankruptcy Code. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of this Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtor’s foregoing assumption of each of the D&O Liability Insurance Policies and Indemnification Provisions. Notwithstanding anything to the contrary contained in the Plan or this Confirmation Order, confirmation of the Plan will not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies and Indemnification Provisions, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtor under the Plan as to which no Proof of Claim need be Filed. Notwithstanding anything to the contrary contained in the Plan or this Confirmation Order, confirmation of the Plan will not impair or otherwise modify any rights of the Debtor under the D&O Liability Insurance Policies and Indemnification Provisions and the insurers on the D&O Liability Insurance Policies are authorized to continue to make payments or otherwise satisfy any prepetition or postpetition claims arising thereunder.

15.           Authorization to Consummate. The Debtor is authorized to consummate the Plan after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX.A of the Plan. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived.

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16.           Professional Compensation. Professionals or other Entities asserting a Professional Fee Claim for services rendered through the Effective Date must File, within thirty (30) days after the Effective Date, and serve on the Debtor, the U.S. Trustee, and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court, an application for final allowance of such Professional Fee Claim; provided that the Debtor may pay Professionals in the ordinary course of business, for any work performed after the Effective Date, including those fees and expenses incurred by Professionals in connection with the implementation and consummation of the Plan, in each case without further application or notice to or order of the Bankruptcy Court in full and in Cash.

17.           Administrative Expense Claims. All Administrative Expense Claims must be Filed within thirty (30) days after the Effective Date, and served on the Debtor and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court.

18.           Release and Exculpation. Under the facts and circumstances of the Debtor’s bankruptcy case, the release and exculpation provisions in Article X and XI of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein.

19.           Discharge. To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or this Confirmation Order, all consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any kind or nature whatsoever against the Debtor or any of its Assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as otherwise expressly provided by the Plan or this Confirmation Order, upon the Effective Date, the Debtor and its Estate will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

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20.           Injunction. Except as otherwise provided in the Plan, from and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, or creating, perfecting or enforcing any lien of any kind, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, equity interest, or remedy released or to be released, exculpated or to be exculpated, or discharged or to be discharged pursuant to the Plan or this Confirmation Order. By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim or Equity Interest will be deemed to have specifically consented to the injunction in the Plan. All injunctions or stays provided for in the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Effective Date.

21.           Exemption from Transfer Taxes. To the extent permitted by applicable law, pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States, and this Confirmation Order hereby directs the appropriate federal, state or local governmental officials or agents or taxing authority to forego the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Stamp or Similar Tax or governmental assessment.

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22.            Documents, Mortgages, and Instruments. This Confirmation Order is and shall be binding upon and shall govern the acts of all persons or entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments (including financing statements under the applicable uniform commercial code) necessary, useful or appropriate to effectuate, implement, or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order. In addition, subject to the occurrence of the Effective Date, the Senior Secured Notes Trustee shall be deemed to have, effective as of immediately prior to the Effective Date, released all claims against, and security interests granted by, any foreign guarantor under the applicable prepetition debt documents.

23.            Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the chapter 11 case under sections 105 or 362 of the Bankruptcy Code that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

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24.            Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtor’s consent and a Court order (and subject to such other consents and consultation rights set forth in the Plan and the Restructuring Support Agreements) in accordance with the terms set forth in the Plan; and (c) nonseverable and mutually dependent.

25.            Post-Confirmation Modifications. Without need for further order or authorization of the Court, the Debtor is authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan (subject to any applicable consents or consultation rights set forth therein) and the Restructuring Support Agreements. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and the Plan and the Restructuring Support Agreements, the Debtor expressly reserves its rights to revoke or withdraw, or to alter, amend, or modify materially the Plan, one or more times after Confirmation and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XIV.D of the Plan.

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26.            Applicable Nonbankruptcy Law. To the maximum extent permissible under applicable law, the provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

27.            Governmental Approvals Not Required. To the maximum extent permissible under applicable law, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan.

28.            Exemption from Registration Requirements. The offer and issuance of the Restructuring Securities to be issued, authenticated and distributed under the Plan shall be exempt to the fullest extent permitted from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution or sale of securities by reason of, without limitation, the exemptions afforded by section 1145 of the Bankruptcy Code, section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and/or Rule 701 promulgated under the Securities Act.

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29.            Notices of Confirmation and Effective Date. The Debtor shall serve notice of entry of this Confirmation Order in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders of Claims and Equity Interests and notice parties under Bankruptcy Rule 2002 within three (3) Business Days after the date of entry of this Confirmation Order. Within three (3) Business Days after the Effective Date, the Debtor shall file notice of the Effective Date and shall serve a copy of the same on the above-referenced parties, including all non-debtor parties to executory contracts and unexpired leases, and all parties known to the Debtor to hold an administrative claim in the case. The notice of the Effective Date may be included in the Confirmation Order Notice. The form of Notice of (I) Entry of Order Confirming Debtor Emergent Capital, Inc.’s Second Amended Chapter 11 Plan of Reorganization and (II) Occurrence of Effective Date in the form attached hereto as Exhibit B is hereby approved. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtor mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtor has been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The above-referenced notices are adequate under the particular circumstances of this chapter 11 case and no other or further notice is necessary.

30.            Failure of Consummation. If the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, any rejection or assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Equity Interests, or Causes of Action, (ii) prejudice in any manner the rights of the Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity.

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31.            Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under section 1101(2) of the Bankruptcy Code.

32.            Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

33.            References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

34.            Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

35.            Effect of Conflict. If there is any inconsistency between the terms of the Plan, the Disclosure Statement, the Plan Supplement, any other of the Plan Documents, or any other instrument or document created or executed pursuant to the Plan, on the other hand, and the terms of this Confirmation Order on the other, the terms of this Confirmation Order shall govern and control.

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36.            Reversal/Stay/Modification/Vacatur of Confirmation Order. If any or all of the provisions of this Confirmation Order or the Plan are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court or any other court of competent jurisdiction, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, security interest granted or lien incurred or undertaken by the Debtor prior to the occurrence of such reversal, stay, modification, or vacatur, in the absence of an order staying any such act, obligation, indebtedness, liability, priority, security interest granted or lien incurred or undertaken. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the occurrence of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan.

37.            Retention of Jurisdiction. The Court may, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, this Confirmation Order and this chapter 11 case, including the matters set forth in Article XIII of the Plan and section 1142 of the Bankruptcy Code.

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38.            Reservation of Rights with Respect to the Partnership Agreement. For the avoidance of doubt, nothing in the Plan (including, but not limited to, the Plan Supplement) or this Confirmation Order shall: (i) supersede, amend, modify, alter or otherwise change in any way the terms of (a) that certain Amended and Restated Agreement of Limited Partnership of White Eagle Asset Portfolio, LP dated as of August 16, 2019 (the “Partnership Agreement”), by and among White Eagle General Partner, LLC, Palomino JV GP Limited, Palomino JV, L.P., and Lamington, or (b) that certain Subscription Agreement dated as of August 16, 2019 (the “Subscription Agreement”), by and among White Eagle, White Eagle General Partner, LLC, Lamington, and Debtor, (ii) operate as a waiver of any right or obligation of any party to the Partnership Agreement or the Subscription Agreement, or (iii) in any way modify, change, impair, affect, diminish or release the rights or obligations of any party to the Partnership Agreement or the Subscription Agreement.  Nothing contained in the Plan or this Confirmation Order (including, but not limited to, paragraphs 15, 39 and 43 of the “Findings of Fact and Conclusions of Law” and paragraph 1 of the “Order”) shall be binding on, or shall be deemed an admission, agreement, acknowledgment, representation, or warranty by, in each case, White Eagle, its general partner, its investment manager or any of their respective representatives (including, but not limited to, each party’s respective attorneys, accountants, managers, directors, or employees) or the Class A Partner or Class D Partner (each as defined in the Partnership Agreement), as to the truth or accuracy of any of the information, statements, or exhibits (including, but not limited to, Exhibit C and Exhibit E to the Disclosure Statement) related to White Eagle and/or its assets that are contained in or attached to the Plan, the Disclosure Statement, or this Confirmation Order.

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39.            Limited Redemption to the Extent Required Under Irish Law.  Notwithstanding anything to the contrary herein or in the Plan, concurrent with the Effective Date or prior thereto, the Debtor is authorized to redeem, repurchase, satisfy, and/or repay in full those Senior Secured Notes and Convertible Unsecured Notes including accrued and unpaid interest thereon, warrants and stock appreciation rights in an amount not to exceed (a) the value of $125,000 per Holder per security and (b) the sum of $1,000,000 in the aggregate, as necessary in order to satisfy the requirements of Irish law for purposes of consummating the Restructuring Transactions contemplated under the Plan.

40.            Settlement with Pohl Claimants.  In full and final resolution of the objection to the Plan asserted by Allan Pohl, individually and in his capacity as trustee of the Phyllis Pohl Irrevocable Trust, and as representative of Phyllis Pohl, and Kimberly Sheris (jointly, the “Pohl Claimants”), the Settlement Agreement between the Debtor, Imperial Premium Finance, LLC (“IPF”), the Pohl Claimants, and solely with respect to certain provisions, Wilmington Trust, National Association, in its capacity as Securities Intermediary for the benefit of White Eagle Asset Portfolio, LP (“White Eagle”), and White Eagle, in the form attached hereto as Exhibit C, is approved pursuant to section 1123(b)(3)(A) of the Bankruptcy Code.  The Debtor and IPF are authorized and directed to take any and all necessary and appropriate actions to implement the terms of such Settlement Agreement.  Any disputes or claims arising from the Settlement Agreement shall be determined by this Court. In order to perform its obligations under the Settlement Agreement, the Debtor is authorized to acquire and convey to the Pohl Claimants or their designee the $9 million life insurance policy (#01N1364514) issued by Lincoln Benefit Life Company (“Lincoln Benefit”) on the life of Phyllis Pohl (the “Pohl Policy”) in accordance with the terms of the General Conveyance and Bill of Sale with White Eagle in the form attached hereto as Exhibit D. The Pohl Policy shall be transferred and conveyed to the Pohl Claimants or their designee free and clear of all liens, claims, and encumbrances.

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41.            Distribution Record Date. The Distribution Record Date for purposes of the Plan shall be the Effective Date.

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Exhibit A

Debtor Emergent Capital, Inc.’s Second Amended Chapter 11 Plan of Reorganization

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: RED REEF ALTERNATIVE INVESTMENTS, LLC and EMERGENT CAPITAL, INC.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 20-12602 (BLS)

DEBTOR EMERGENT CAPITAL, INC.’S
SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION

Dated: December 18, 2020

PACHULSKI STANG ZIEHL & JONES LLP
Richard M. Pachulski (CA Bar No. 90073)
Maxim B. Litvak (CA Bar No. 215852)
Colin R. Robinson (DE Bar No. 5524)

919 N. Market Street, 17th Floor

P.O. Box 8705

Wilmington, DE 19899-8705 (Courier 19801)

Tel: (302) 652-4100

Fax: (302) 652-4400

E-mail:    rpachulski@pszjlaw.com
mlitvak@pszjlaw.com

crobinson@pszjlaw.com

Counsel for Emergent Capital, Inc.,

Debtor and Debtor-in-Possession

1 The last four digits of each Debtor’s taxpayer identification number are: Red Reef Alternative Investments, LLC (0302) and Emergent Capital, Inc. (3473). The location of the Debtors’ service address for purposes of these cases is 1200 North Federal Highway, Suite 200, Boca Raton, FL 33432.

For the avoidance of doubt, the Plan does not apply to Debtor Red Reef Alternative Investments, LLC. All alternatives continue to be evaluated with respect to this entity, pending expiration of the bar date.

ARTICLE I. RULES OF INTERPRETATION, COMPUTATION OF TIME, AND DEFINED TERMS	1

A.	Rules of Interpretation and Computation of Time	1

B.	Defined Terms	2

ARTICLE II. administrative and priority tax claims	15

A.	Administrative Expense Claims	15

B.	Priority Tax Claims	16

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS	16

A.	Summary	16

B.	Separate Classification of Other Secured Debt Claims	17

C.	Elimination of Vacant Classes	17

D.	Voting; Presumptions; Solicitation in Good Faith	17

E.	Cramdown	17

F.	Classification and Treatment of Claims and Equity Interests	17

G.	Special Provision Governing Unimpaired Claims	20

H.	Reserved	20

I.	Subordinated Claims	20

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN	21

A.	Presumed Acceptance of Plan	21

B.	No Presumed Rejection of Plan	21

C.	Voting Classes	21

D.	Acceptance by Impaired Classes of Claims and Equity Interests	21

E.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	21

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ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN	21

A.	General Settlement of Claims	21

B.	Restructuring Transactions	22

C.	Corporate Existence	23

D.	Vesting of Assets in the Debtor	24

E.	New Indenture Documents; New Series A Notes; New Series B Notes; New PPNs; New PPN Warrants; New PPN SARs; Sources of Cash for Plan Distributions	24

F.	Creation of Grantor Trust; Grantor Trust Certificates; New Unvested Warrants; New SARs	25

G.	Distribution of New Series A Notes, New Series B Notes, New PPNs, Grantor Trust Certificates, New Unvested Warrants, New PPN Warrants, New SARs and New PPN SARs and Related Documentation	25

H.	Release of Liens, Claims and Equity Interests	25

I.	Organizational Documents	26

J.	Post-Effective Date Management	26

K.	Corporate Action	27

L.	Cancellation of Notes, Certificates and Instruments	28

M.	Cancellation of Existing Instruments Governing Security Interests	28

N.	Restructuring Transactions	28

O.	Treatment of Vacant Classes	28

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	29

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	29

B.	Assumption and Assignment of Executory Contracts or Unexpired Leases	29

C.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases	30

D.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	30

E.	Assumption of Director and Officer Insurance Policies	31

F.	Indemnification Provisions	31

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ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS	31

A.	Dates of Distributions	31

B.	Distribution Agent	32

C.	Cash Distributions	32

D.	Rounding of Payments	33

E.	Distributions on Account of Claims Allowed After the Effective Date	33

F.	General Distribution Procedures	33

G.	Address for Delivery of Distributions	33

H.	Undeliverable Distributions and Unclaimed Property	33

I.	Withholding Taxes	34

J.	Setoffs	34

K.	Surrender of Cancelled Instruments or Securities	34

L.	Lost, Stolen, Mutilated or Destroyed Securities	34

ARTICLE VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS	35

A.	Disputed Claims	35

B.	Procedures Regarding Disputed Claims	35

C.	Allowance of Claims	35

ARTICLE IX. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE	36

A.	Conditions Precedent to the Effective Date	36

B.	Waiver of Conditions	37

C.	Substantial Consummation	38

D.	Effect of Non-Occurrence of Conditions to Consummation	38

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ARTICLE X. DEBTOR RELEASE AND RELATED PROVISIONS	38

A.	General	38

B.	Release	38

ARTICLE XI. Third Party Release, DISCHARGE, EXCULPATION & INJUNCTION	39

A.	Third Party Release	39

B.	Discharge of Claims	40

C.	Exculpation	40

D.	Injunction	40

ARTICLE XII. BINDING NATURE OF PLAN	41

ARTICLE XIII. RETENTION OF JURISDICTION	41

ARTICLE XIV. MISCELLANEOUS PROVISIONS	42

A.	Dissolution of the Committee	42

B.	Payment of Statutory Fees	43

C.	Payment of Fees and Expenses of Senior Secured Notes Trustee and Convertible Unsecured Notes Trustee	43

D.	Modification of Plan	43

E.	Revocation of Plan	43

F.	Entire Agreement	44

G.	Closing of Chapter 11 Case	44

H.	Successors and Assigns	44

I.	Reservation of Rights	44

J.	Further Assurances	44

K.	Nonseverability	45

L.	Service of Documents	45

M.	Exemption from Certain Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code	45

N.	Consent Rights	46

O.	Governing Law	46

P.	Tax Reporting and Compliance	46

Q.	Schedules	46

R.	Reserved	46

S.	Controlling Document	46

T.	Confirmation Request	46

- v -

DEBTOR EMERGENT CAPITAL, INC.’S SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION

EMERGENT CAPITAL, INC., as a debtor and debtor in possession in the above-captioned case (the “Debtor”), proposes the following second amended chapter 11 plan of reorganization (the “Plan”) for, among other things, the resolution of the outstanding Claims against, and Equity Interests in, the Debtor.

Unless otherwise noted, capitalized terms used in this Plan have the meanings set forth in Article I of the Plan. The Debtor is the proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code. Reference is made to the Disclosure Statement (as such term is defined herein and distributed contemporaneously herewith) for a discussion of the Debtor’s history, business, results of operations, historical financial information, accomplishments leading up to Solicitation of the Plan, projections and properties, and for a summary and analysis of this Plan and the treatment provided for herein. There also are other agreements and documents that will be Filed with the Bankruptcy Court that are referenced in this Plan, the Plan Supplement, or the Disclosure Statement as Exhibits and Plan Schedules. All such Exhibits and Plan Schedules are incorporated into and are a part of this Plan as if set forth in full herein. Subject to the requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtor reserves the right to alter, amend, modify, revoke or withdraw this Plan prior to its Consummation.

The Debtor intends to seek confirmation of the Plan pursuant to the “cram down” provisions contained in section 1129(b) of the Bankruptcy Code with respect to any non-accepting Class of Claims or Equity Interests that is Impaired as set forth in Article III hereof.

ARTICLE I.
RULES OF INTERPRETATION, COMPUTATION OF TIME, AND DEFINED TERMS

A.	Rules of Interpretation and Computation of Time

For purposes hereof: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document, as previously amended, modified or supplemented, if applicable, shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles,” “Sections,” “Exhibits” and “Plan Schedules” are references to Articles, Sections, Exhibits and Plan Schedules hereof or hereto; (e) unless otherwise stated, the words “herein,” “hereof,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) any reference to an Entity as a Holder of a Claim or Equity Interest includes such Entity’s successors and assigns; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (j) “$” or “dollars” means Dollars in lawful currency of the United States of America.

The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

B.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1.            “Accrued Professional Compensation” means, with respect to a particular Professional, an Administrative Expense Claim of such Professional for compensation for services rendered to the Debtor or the Estate or reimbursement of costs, expenses or other charges incurred after the Petition Date and prior to and including the Effective Date on behalf of the Debtor or the Estate.

2.            “Administrative Expense Claim” means any Claim against the Debtor for costs and expenses of administration of the Chapter 11 Case that is Allowed pursuant to sections 327, 328, 330, 365, 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estate and operating the business of the Debtor; (b) the Accrued Professional Compensation; (c) the Senior Secured Notes Trustee Fees; (d) the Convertible Unsecured Notes Trustee Fees; (e) the Restructuring Expenses; and (f) all fees and charges assessed against the Estate pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code.

3.            “Affiliate” means an “affiliate” as defined in section 101(2) of the Bankruptcy Code.

4.            “Allowed” means any Claim or Equity Interest (a) that appears on the Schedules and is not listed at $0 or marked as unliquidated, contingent, or disputed and that has not been superseded by a Filed Proof of Claim, (b) that is expressly allowed under this Plan, (c) that is not Disputed and for which a Proof of Claim has been timely Filed or deemed timely Filed by Final Order in a liquidated and noncontingent amount, (d) that is either allowed or determined by Final Order, or (e) that is agreed to by the Debtor and the Holder of such Claim or Equity Interest. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, there shall be no requirement that either the Senior Secured Notes Trustee or the Convertible Unsecured Notes Trustee File a Proof of Claim on behalf of the Holders of the Senior Secured Notes Claims or the Convertible Unsecured Notes Claims in respect of the Senior Secured Notes Claims or the Convertible Unsecured Notes Claims, respectively; provided, that each of the Senior Secured Notes Trustee and the Convertible Unsecured Notes Trustee is authorized, but not directed, in its sole discretion to File in the Chapter 11 Case, a single master Proof of Claim on behalf of itself and the Holders of the Senior Secured Notes Claims or the Convertible Unsecured Notes Claims on account of any and all Claims arising under the Senior Secured Notes Indenture or the Convertible Unsecured Notes Indenture, respectively.

5.            “Allowed Claim or Equity Interest” means a Claim or Equity Interest of the type that has been Allowed.

6.            “Assets” means all of the right, title, and interest of the Debtor in and to property of whatever type or nature (including, without limitation, real, personal, mixed, intellectual, tangible, and intangible property).

7.            “Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought by and on behalf of the Debtor or its Estate under the Bankruptcy Code or applicable nonbankruptcy law, including, without limitation, actions or remedies arising under sections 502, 510 or 542-553 of the Bankruptcy Code.

8.            “Ballots” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims and Equity Interests entitled to vote shall, among other things, indicate their acceptance or rejection of this Plan, which includes the Master Ballots and Beneficial Holder Ballots.

9.            “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Case.

10.          “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

11.          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, in each case as amended from time to time and as applicable to the Chapter 11 Case.

12.          “Beneficial Holder” means, as of the applicable date of determination, a beneficial owner of the Senior Secured Notes, the Convertible Unsecured Notes, or the Equity Interests as reflected in the records maintained by the Senior Secured Notes Registrar, Registered Record Owner, or Intermediary Record Owner, as applicable.

13.          “Beneficial Holder Ballots” means the Ballots accompanying the Disclosure Statement upon which Beneficial Holders of the Senior Secured Notes Claims, the Convertible Unsecured Notes Claims, or the Equity Interests entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process.

14.          “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

15.          “Cash” means the legal tender of the United States of America or the equivalent thereof.

16.          “Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, debt, damage, judgment, account, defense, remedy, offset, power, privilege, license and franchise of any kind or character whatsoever, in each case whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, secured or unsecured, assertable directly or derivatively (including, without limitation, under alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. For the avoidance of doubt, Cause of Action includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Equity Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any claims under any state or foreign law, excluding Avoidance Actions which are released and relinquished under this Plan.

17.          “Chapter 11 Case” means the Debtor’s case under chapter 11 of the Bankruptcy Code commenced on the Petition Date in the Bankruptcy Court.

18.          “Claim” means any “claim” against the Debtor as defined in section 101(5) of the Bankruptcy Code.

19.          “Claims Register” means the official register of Claims maintained by the Voting Agent.

20.          “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

21.          “Collateral” means any property or interest in property of the Debtor’s Estate that is subject to a valid and enforceable Lien to secure a Claim.

22.          “Committee” means any committee of unsecured creditors in the Chapter 11 Case appointed pursuant to section 1102 of the Bankruptcy Code.

23.          “Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

24.          “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to sections 1128 and 1129 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

25.          “Confirmation Order” means the order of the Bankruptcy Court both confirming this Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement, consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties.

26.          “Consummation” or “Consummated” means the occurrence of the Effective Date.

27.          “Convertible Unsecured Notes” means, collectively, the 5.00% Senior Unsecured Convertible Notes due 2023 issued by the Debtor pursuant to the Convertible Unsecured Notes Indenture.

28.          “Convertible Unsecured Notes Charging Lien” means any Lien or other priority in payment arising prior to the Effective Date to which the Convertible Unsecured Notes Trustee is entitled, pursuant to the Convertible Unsecured Notes Indenture, against Plan Distributions to be made to Beneficial Holders of Allowed Convertible Unsecured Notes Claims for payment of any Convertible Unsecured Notes Trustee Fees.

29.          “Convertible Unsecured Notes Claims” means all Claims against the Debtor arising under or relating to (a) the Convertible Unsecured Notes and/or the Convertible Unsecured Notes Indenture, and (b) all agreements and instruments relating to the foregoing (including, but not limited to, any guarantees with respect thereto).

30.          “Convertible Unsecured Notes Indenture” means that certain Indenture dated as of July 28, 2017, pursuant to which the Convertible Unsecured Notes were issued, as amended, supplemented, or as otherwise modified from time to time, by and between the Debtor, as issuer, and the Convertible Unsecured Notes Trustee.

31.          “Convertible Unsecured Notes RSA” means the Restructuring Support Agreement (Convertible Notes) dated October 14, 2020, by and between the Debtor and certain Holders of the Convertible Unsecured Notes, as may be amended from time to time in accordance with the terms thereof.

32.          “Convertible Unsecured Notes Trustee” means U.S. Bank, National Association, in its capacity as indenture trustee, paying agent, registrar, primary registrar, securities custodian and conversion agent under the Convertible Unsecured Notes Indenture, or any successor to U.S. Bank, National Association in any such capacities.

33.          “Convertible Unsecured Notes Trustee Fees” means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Convertible Unsecured Notes Trustee, whether prior to or after the Petition Date and whether prior to or after Consummation, including, for the avoidance of doubt, any and all fees and expenses incurred as a Distribution Agent under the Plan, which shall be payable without the requirement for the filing of any retention applications, fee applications, or any other applications in the Chapter 11 Case.

34.          “Debtor” means Emergent Capital, Inc., in its capacity as debtor and debtor in possession in the Chapter 11 Case and, from and after the Effective Date, as reorganized pursuant to the Plan.

35.          “Debtor in Possession” means the Debtor, as a debtor in possession in the Chapter 11 Case as of the Petition Date.

36.          “Disallowed” means, as to any Claim (or portion thereof) or Equity Interest, a Claim or Equity Interest against the Debtor that (i) has been disallowed by a Final Order, (ii) is not listed on the Schedules or, as to any Claim, is listed as unliquidated, contingent, or disputed and as to which no Proof of Claim has been Filed by the applicable bar date for such Claim or deemed timely Filed pursuant to any Final Order, or (iii) has been agreed to by the Holder of such Claim or Equity Interest and the Debtor to have no value or to be expunged.

37.          “Disclosure Statement” means that certain Disclosure Statement for Debtor Emergent Capital, Inc.’s First Amended Chapter 11 Plan of Reorganization, as amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to a prior version of this Plan, consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties.

38.          “Disputed” means, with respect to a Claim, (a) any Claim, which Claim is disputed under Article VIII of this Plan or as to which the Debtor or any other party in interest has interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order; (b) any Claim, proof of which was required to be Filed by order of the Bankruptcy Court but as to which a Proof of Claim was not timely or properly Filed or deemed timely and/or properly Filed by Final Order; (c) any Claim that is listed in the Schedules as unliquidated, contingent or disputed, and as to which no request for payment or Proof of Claim has been Filed; or (d) any Claim that is otherwise disputed by the Debtor in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order, provided, however, that if the Debtor seeks to dispute a Claim that is the subject of a Filed Proof of Claim, the Debtor shall do so in accordance with the Bankruptcy Code, Bankruptcy Rules, and the Local Rules of the Bankruptcy Court. To the extent the Debtor disputes only the amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtor does not dispute, if any, and Disputed as to the balance of such Claim.

39.          “Distribution Agent” means any party designated by the Debtor to serve as distribution agent under this Plan.

40.          “Distribution Record Date” means the date for determining which Holders of Claims and Equity Interests are eligible to receive distributions hereunder, as such date shall be fixed by order of the Bankruptcy Court.

41.          “D&O Liability Insurance Policies” means all insurance policies for directors’ and officers’ liability maintained by the Debtor as of the Petition Date, including tail coverage with a term of at least six (6) years from and after the termination of any such policies and containing the same coverage that exists under such policies as of the Effective Date.

42.          “DTC” means The Depository Trust Company.

43.          “Effective Date” means, with respect to the Plan, the date that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article IX.A have been satisfied or waived (in accordance with Article IX.B); and (c) the Plan is declared effective.

44.          “Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.

45.          “Equity Interest” means any Equity Security in the Debtor, including, without limitation, all issued, unissued, authorized or outstanding shares of stock or limited company interests, together with (i) any options, warrants (including the Unvested Warrants) or contractual rights (including rights under the Omnibus Plan) to purchase or acquire any such Equity Securities at any time with respect to the Debtor, and all rights arising with respect thereto and (ii) the rights of any Entity to purchase or demand the issuance of any of the foregoing and shall include: (1) conversion (but not any right of conversion associated with the Convertible Unsecured Notes), exchange, voting, participation, and dividend rights; (2) liquidation preferences; (3) options, warrants, and put rights; and (4) stock-appreciation rights. The term “Equity Interest” also includes the Unvested Warrants and any Claim that has been subordinated to the status of an Equity Security.

46.          “Equity Security” means an “equity security” as defined in section 101(16) of the Bankruptcy Code.

47.          “Estate” means the bankruptcy estate of the Debtor created by virtue of section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

48.          “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and the rules and regulations promulgated thereunder, and any similar federal, state or local law.

49.          “Exculpated Parties” means, collectively: (a) the Debtor, (b) the Plan Agent, (c) the Debtor’s directors, officers, and managers who served in such capacity during the Chapter 11 Case, and (d) the Debtors’ professionals retained in the Chapter 11 Case.

50.          “Exculpation” means the exculpation provision set forth in Article XI.B hereof.

51.          “Executory Contract” means a contract to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

52.           “Exhibit” means an exhibit annexed hereto, to the Plan Supplement or as an appendix to the Disclosure Statement (as such exhibits are amended, modified or otherwise supplemented from time to time), which are incorporated by reference herein.

53.           “Existing SARs” means outstanding stock appreciation rights issued pursuant to the Debtor’s 2010 Omnibus Incentive Plan.

54.           “File” or “Filed” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Case.

55.           “Final Order” means an order of the Bankruptcy Court, which is in full force and effect and has not been reversed, modified or amended, that is not stayed, and to which the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, new trial, reargument, or rehearing shall have been waived in writing in form and substance satisfactory to the Debtor or, in the event that an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, no stay pending appeal has been granted or such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, new trial, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed with respect to such order shall not preclude such order from being a Final Order.

56.           “General Unsecured Claim” means any Claim against the Debtor that is not a/an: (a) Administrative Expense Claim; (b) Priority Tax Claim; (c) Other Priority Claim; (d) Other Secured Debt Claim; (e) Senior Secured Notes Claim; (f) Convertible Unsecured Notes Claim, or (g) Equity Interest.

57.           “Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

58.           “Grantor Trust” means the trust established pursuant to the Grantor Trust Agreement. The Grantor Trust will be a Cayman Islands-domiciled trust company.

59.           “Grantor Trust Agreement” means that certain agreement made by and among the Debtor, as grantor, and the Grantor Trust Trustee, setting forth the terms of the Grantor Trust Certificates, to be governed by Cayman Islands law, and establishing and delineating the terms and conditions of the Grantor Trust. The Grantor Trust Agreement will be included in the Plan Supplement and will be in form and substance consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties.

60.           “Grantor Trust Certificates” means the pass-through certificates representing the New PPNs held in the Grantor Trust, the form of which will be included in the Plan Supplement and will be consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties. Each Grantor Trust Certificate shall represent one New PPN.

61.           “Grantor Trust Trustee” means that Person selected by the Debtor to act as the trustee of the Grantor Trust or any of his, hers, or its successors. The Grantor Trust Trustee will be acceptable to the Requisite Parties.

62.           “Holder” means an Entity holding a Claim against, or Equity Interest in, the Debtor and any Beneficial Holder thereof as of the applicable date of determination or any authorized agent of such Entity.

63.           “Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

64.           “Indemnification Provisions” means each of the indemnification provisions currently in place (whether in the bylaws, certificates of incorporation, board resolutions, employment contracts or otherwise) for the current and former directors, officers, employees, attorneys, other professionals and agents of the Debtor who served in such capacity on or any time before or after the Petition Date.

65.           “Initial Distribution Date” means, subject to the “Treatment” sections in Article III hereof, the date that is as soon as reasonably practicable after the Effective Date, when distributions under this Plan shall commence to Holders of Allowed Claims and Equity Interests.

66.           “Intermediary Record Owners” means, as of the applicable date of determination, the banks, brokerage firms, or the agents thereof as the Entity through which Beneficial Holders hold Convertible Unsecured Notes or Equity Interests.

67.           “Issuer” means Lamington, as issuer of New PPN(s), New Series A Notes, New Series B Notes, New PPN Warrants and/or New PPN SARs, and/or the Grantor Trust, as co-issuer, as applicable, of the Grantor Trust Certificates, the New Warrants and/or the New SARs.

68.           “Lamington” means Lamington Road Designated Activity Company, an Irish indirect wholly-owned subsidiary of the Debtor.

69.           “Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code and, with respect to any asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

70.           “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

71.           “Master Ballot” means any Ballot distributed to the Registered Record Owners or Intermediary Record Owners, as applicable, of the Senior Secured Notes, Convertible Unsecured Notes, and Equity Interests to record the votes of the Beneficial Holders of the Senior Secured Notes, Convertible Unsecured Notes, and Equity Holders as of the Voting Record Date.

72.           “New Board” shall mean the board of directors of Lamington as of the Effective Date as set forth in the Plan Supplement.

73.           “New Indenture Documents” means the indenture agreement between Lamington, as issuer, and the New Indenture Trustee, and the related notes, pursuant to which the New Series A Notes, the New Series B Notes, and the New PPNs will be issued. The form of the New Indenture Documents will be included in the Plan Supplement and will be in form and substance consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties.

74.           “New Indenture Trustee” means the indenture trustee under the New Indenture Documents. The New Indenture Trustee will be a U.S.-domiciled trust company (or its affiliate) acceptable to the Requisite Parties.

75.           “New PPN(s)” means the profit participating notes to be issued by Lamington on or after the Effective Date and to be held by the Grantor Trust, the form of which shall be included in the Plan Supplement and shall be consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties.

76.           “New PPN Warrants” means warrants to purchase the New PPNs to be issued upon exercise of the New Unvested Warrants, the terms of which shall be conformed with those of the existing provisions of the Unvested Warrants to the extent possible, and the form of which shall be included in the Plan Supplement and shall be consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties.

77.           “New PPN SAR(s)” means appreciation rights exercisable for New PPNs, the terms of which shall be conformed with those of the Existing SARs to the extent possible, and the form of which shall be included in the Plan Supplement and shall be consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties.

78.           “New SAR(s)” means appreciation rights exercisable for Grantor Trust Certificates, the terms of which shall be conformed with those of the Existing SARs to the extent possible, and the form of which shall be included in the Plan Supplement and shall be consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties.

79.           “New Series A Notes” means the Series A Notes that will be issued by Lamington and distributed by the Debtor to the Holders of the Senior Secured Notes Claims upon the Effective Date, subject to the right of the Senior Secured Notes Trustee to exercise its Senior Secured Notes Charging Lien against such distribution for any unpaid Senior Secured Notes Trustee Fees. The form of the New Series A Notes will be included in the Plan Supplement and will be consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties.

80.           “New Series B Notes” means the Series B Notes that will be issued by Lamington and distributed by the Debtor to the Holders of the Convertible Unsecured Notes Claims upon the Effective Date, subject to the right of the Convertible Unsecured Notes Trustee to exercise its Convertible Unsecured Notes Charging Lien against such distribution for any unpaid Convertible Unsecured Notes Trustee Fees. The form of the New Series B Notes will be included in the Plan Supplement and will be consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties.

81.           “New Unvested Warrants” means unvested warrants to purchase Grantor Trust Certificates, the terms of which New Unvested Warrants will be conformed to the extent possible to the Unvested Warrants, and the form of which shall be included in the Plan Supplement and shall be consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtor and the Requisite Parties.

82.           “Omnibus Plan” means the Debtor’s 2010 Omnibus Incentive Plan, as amended.

83.           “Other Priority Claim” means any Claim against the Debtor accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim.

84.           “Other Secured Debt Claim” means any Secured Claim against the Debtor other than an Administrative Expense Claim or Senior Secured Notes Claim.

85.          “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.

86.           “Petition Date” means October 15, 2020, the date on which the Debtor commenced the Chapter 11 Case.

87.           “Plan” means this Debtor Emergent Capital, Inc.’s Second Amended Chapter 11 Plan of Reorganization, including the Exhibits and Plan Schedules and all supplements, appendices, and schedules thereto, either in its present form or as the same may be altered, amended, modified or otherwise supplemented from time to time in accordance with the terms of the Restructuring Support Agreements.

88.           “Plan Agent” means the Person designated to wind up and liquidate the Debtor’s affairs following consummation of the Restructuring Transactions, the identity of which shall be acceptable to the Requisite Parties and shall be identified in the Plan Supplement.

89.           “Plan Distribution” means the payment or distribution of consideration to holders of Allowed Claims and Equity Interests under this Plan.

90.           “Plan Documents” means any of the documents, other than this Plan, to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including, without limitation, the documents to be included in the Plan Supplement in each case, subject to the approval of the Requisite Parties.

91.           “Plan Schedule” means a schedule annexed to either the Plan Supplement or as an appendix to the Disclosure Statement (as amended, modified or otherwise supplemented from time to time), or Filed as part of the Plan Supplement.

92.           “Plan Supplement” means, collectively, the compilation of documents and forms of documents, and all exhibits, attachments, schedules, agreements, documents and instruments referred to therein, ancillary or otherwise, including, without limitation, the Exhibits, Plan Documents and Plan Schedules, all of which are incorporated by reference into, and are an integral part of, this Plan, as all of the same may be amended, modified, replaced and/or supplemented from time to time, which shall be Filed with the Bankruptcy Court on or before the deadline set forth in Local Rule 3016-2 or as otherwise ordered by the Court. The Plan Supplement shall comprise, among other documents and unless otherwise agreed by the Debtor and the Requisite Parties, the following: (a) Grantor Trust Agreement, (b) Grantor Trust Certificate, (c) New Indenture Documents, (d) New PPN(s), (e) New PPN Warrants, (f) New PPN SAR(s), (g) New SAR(s), (h) New Series A Notes, (i) New Series B Notes, (j) New Unvested Warrants, (k) identity of the Plan Agent, (l) the identity of the members of the New Board, (m) the Schedule of assumed contracts, if any, and (l) any and all other documentation, which shall be consistent in all material respects with the Restructuring Support Agreements and/or otherwise in form and substance acceptable to the Debtors and the Requisite Parties, necessary to effectuate the Restructuring Transactions or that is contemplated by the Plan. The Debtor, with the consent of the Requisite Parties, shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date.

93.           “Postpetition” means the time period beginning immediately upon the filing of the Chapter 11 Case and ending on the Effective Date.

94.           “Priority Tax Claim” means any Claim of a Governmental Unit against the Debtor of the kind specified in section 507(a)(8) of the Bankruptcy Code.

95.           “Pro Rata” means the proportion that (a) the Allowed amount of a Claim or Equity Interest in a particular Class (or several Classes taken as a whole) bears to (b) the aggregate Allowed amount of all Claims or Equity Interests in such Class (or several Classes taken as a whole), unless this Plan provides otherwise.

96.           “Professional” means (a) any Entity employed in the Chapter 11 Case pursuant to section 327, 363, or 1103 of the Bankruptcy Code or otherwise and (b) any Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

97.           “Professional Fee Claim” means a Claim under sections 328, 330(a), 331, 363, 503 or 1103 of the Bankruptcy Code for Accrued Professional Compensation.

98.           “Proof of Claim” means a proof of Claim or Equity Interest Filed against the Debtor in the Chapter 11 Case.

99.           “Registered Record Owners” means, as of the applicable date of determination, (i) the Holders of Convertible Unsecured Notes and Equity Interests, as applicable, on the books and records of DTC, and (ii) the Holders of Senior Secured Notes reflected on the register maintained by the Senior Secured Notes Registrar.

100.         “Reinstated” means, with respect to any Claim, (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim in accordance with Section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a non-monetary obligation, other than a default arising from failure to operate a non-residential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim (other than the Debtor or an insider of the Debtor) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.

101.         “Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and subsidiaries, and each of their respective current and former officers, directors, principals, employees, employers, shareholders, members (including ex officio members), general partners, limited partners, agents, managers, managing members, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, in each case acting in such capacity at any time, and any Person claiming by or through any of them.

102.         “Release” means the release given by the Releasing Parties to the Released Parties as set forth in Article X.B hereof.

103.         “Released Party” means, collectively, each in its capacity as such: (a) the Debtor, (b) the Debtor’s current and former directors and officers, (c) the Senior Secured Notes Trustee, (d) the Convertible Unsecured Notes Trustee, (e) the Supporting Senior Secured Noteholders, (f) the Supporting Convertible Unsecured Noteholders, (g) the Holders of Claims and Equity Interests who vote in favor of the Plan; and (h) the Related Persons of each of (a) through (g) of the foregoing.

104.         “Releasing Party” means the Debtor, in its individual capacity and as debtor-in-possession, as also set forth in Article X.B hereof.

105.         “Requisite Parties” means, as of any date of determination, each of the (a) Supporting Senior Secured Noteholders who collectively own or control at least a majority of the aggregate principal amount of the Senior Secured Notes owned or controlled by all of the Supporting Senior Secured Noteholders and (b) Supporting Convertible Unsecured Noteholders who collectively own or control at least a majority of the aggregate principal amount of the Convertible Unsecured Notes owned or controlled by all of the Supporting Convertible Unsecured Noteholders, provided that, (a) if the Senior Secured Notes RSA has terminated pursuant to its terms, the “Requisite Parties” shall not include the Supporting Senior Secured Noteholders and (b) if the Convertible Unsecured Notes RSA has terminated pursuant to its terms, the “Requisite Parties” shall not include the Supporting Convertible Unsecured Noteholders.

106.         “Restructuring” means the financial restructuring of the Debtor, the principal terms of which are set forth in this Plan, the Disclosure Statement, and the Plan Supplement.

107.         “Restructuring Expenses” means the documented reasonable fees and expenses incurred by the Supporting Senior Secured Noteholders and/or the Supporting Convertible Unsecured Noteholders in connection with the Restructuring and any documentation relating thereto, payable without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Case, which shall be Allowed in full as Administrative Expense Claims upon incurrence and shall not be subject to any offset, defense, counterclaim, reduction, or credit.

108.         “Restructuring Securities” means the Series A Notes, the Series B Notes, the New PPNs, the Grantor Trust Certificates, the New Unvested Warrants, the New PPN Warrants, the New SARs and the New PPN SARs.

109.         “Restructuring Support Agreements” means the each of the Convertible Unsecured Notes RSA and the Senior Secured Notes RSA.

110.         “Restructuring Transactions” means one or more transactions pursuant to section 1123(a)(5)(D) of the Bankruptcy Code to occur on the Effective Date or as soon as reasonably practicable thereafter that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (a) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with or reasonably necessary to implement the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and the Plan Documents; and (c) all other actions that the Debtor determines are necessary or appropriate and consistent with the Plan and the Plan Documents.

111.         “Schedules” means the schedules of Assets and liabilities, statements of financial affairs, lists of holders of Claims and Equity Interests and all amendments or supplements thereto Filed by the Debtor with the Bankruptcy Court.

112.         “SEC” means the U.S. Securities and Exchange Commission, or any successor agency.

113.         “Secured Claim” means a Claim that is secured by a Lien on property in which the Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

114.         “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder, and any similar federal, state or local law.

115.         “Security” or “security” means any security as such term is defined in section 101(49) of the Bankruptcy Code.

116.         “Senior Secured Notes” means, collectively, the 8.5% Senior Secured Notes due 2021 issued by the Debtor pursuant to the Senior Secured Notes Indenture.

117.         “Senior Secured Notes Charging Lien” means any Lien or other priority in payment arising prior to the Effective Date to which the Senior Secured Notes Trustee is entitled, pursuant to the Senior Secured Notes Indenture, against Plan Distributions to be made to Beneficial Holders of Allowed Senior Secured Notes Claims for payment of any Senior Secured Notes Trustee Fees.

118.         “Senior Secured Notes Claims” means all Claims against the Debtor arising under or relating to (a) the Senior Secured Notes and/or the Senior Secured Notes Indenture, and (b) all agreements and instruments relating to the foregoing (including, but not limited to, any guarantees with respect thereto).

119.        “Senior Secured Notes Indenture” means that certain Amended and Restated Indenture, dated as of July 28, 2017, pursuant to which the Senior Secured Notes were issued, as amended, supplemented, or otherwise modified to date and from time to time, by and between the Debtor, as issuer, and the Senior Secured Notes Trustee.

120.         “Senior Secured Notes Registrar” means the Senior Secured Notes Trustee in its capacity as registrar for the Senior Secured Notes under the Senior Secured Notes Indenture.

121.         “Senior Secured Notes RSA” means the Restructuring Support Agreement (Senior Notes) dated October 14, 2020, by and between the Debtor and certain Holders of the Senior Secured Notes, as may be amended from time to time in accordance with the terms thereof.

122.         “Senior Secured Notes Trustee” means Wilmington Trust, National Association, in its capacity as indenture trustee, collateral agent, paying agent, securities custodian, and Senior Secured Notes Registrar under the Senior Secured Notes Indenture, or any successor to Wilmington Trust, National Association in any such capacities.

123.         “Senior Secured Notes Trustee Fees” means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Senior Secured Notes Trustee, whether prior to or after the Petition Date and whether prior to or after Consummation, including, for the avoidance of doubt, any and all fees and expenses incurred as a Distribution Agent under the Plan, which shall be payable without the requirement for the filing of any retention applications, fee applications, or any other applications in the Chapter 11 Case.

124.         “Solicitation” means the solicitation of votes of those parties entitled to vote to accept or reject the Plan.

125.         “Stamp or Similar Tax” means any stamp tax, recording tax, personal property tax, conveyance fee, intangibles or similar tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes imposed or assessed by any Governmental Unit.

126.         “Supporting Convertible Unsecured Noteholders” means the Holders of the Convertible Unsecured Notes that are parties to the Convertible Unsecured Notes RSA.

127.         “Supporting Convertible Unsecured Noteholder Professionals” means Stroock & Stroock & Lavan LLP, Young Conaway Stargatt & Taylor, LLP and any other advisor to Supporting Convertible Unsecured Noteholders as approved by the Debtor, such approval not to be unreasonably withheld or delayed.

128.         “Supporting Senior Secured Noteholders” means the Holders of the Senior Secured Notes that are parties to the Senior Secured Notes RSA.

129.         “Supporting Senior Secured Noteholder Professionals” means Faegre Drinker Biddle & Reath LLP and any other advisor to Supporting Senior Secured Noteholders as approved by the Debtor, such approval not to be unreasonably withheld or delayed.

130.         “Transfer” means, with respect to any security or the right to receive a security or to participate in any offering of any security, (i) the sale, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, participation in, or other disposition of such security or right or the beneficial ownership thereof, (ii) the offer to make such a sale, transfer, constructive sale, or other disposition, and (iii) each option, agreement, arrangement, or understanding, whether or not in writing and whether or not directly or indirectly, to effect any of the foregoing. The term “constructive sale” for purposes of this definition means (i) a short sale with respect to such security or right, (ii) entering into or acquiring an offsetting derivative contract with respect to such security or right, (iii) entering into or acquiring a futures or forward contract to deliver such security or right, or (iv) entering into any transaction that has substantially the same effect as any of the foregoing. The term “beneficially owned” or “beneficial ownership” as used in this definition shall include, with respect to any security or right, the beneficial ownership of such security or right by a Person and by any direct or indirect subsidiary of such Person.

131.         “Unexpired Lease” means a lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

132.         “Unimpaired” means, with respect to a Class of Claims or Equity Interests that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

133.         “Unvested Warrants” means any and all unvested warrants to purchase the Debtor’s existing common stock.

134.         “Voting Agent” means Kurtzman Carson Consultants LLC and any successor.

135.         “Voting Classes” means Classes 3, 4, and 6 under this Plan.

136.         “Voting Deadline” means the deadline set by the Bankruptcy Court for submitting a Ballot for the purpose of voting on the Plan.

137.         “Voting Record Date” means the date for determining which Holders of Claims and Equity Interests are entitled to receive the Disclosure Statement and vote to accept or reject this Plan, which date shall be set by the Bankruptcy Court.

ARTICLE II.
administrative and priority tax claims

A.	Administrative Expense Claims

On the later of the Effective Date or the date on which an Administrative Expense Claim becomes an Allowed Administrative Expense Claim or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Administrative Expense Claim will receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) payment in full in Cash for the unpaid portion of such Allowed Administrative Expense Claim; or (ii) such other less favorable treatment as agreed to in writing by the Debtor and such Holder; provided, however, that Administrative Expense Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business in the discretion of the Debtor in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court. All Administrative Expense Claims (other than an Administrative Expense Claim as specified in subparagraph (B) or (C) of section 503(b)(1) of the Bankruptcy Code held by a Governmental Unit) must be Filed within thirty (30) days after the Effective Date, and served on the Debtor and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court.

Professional Fee Claims. Professionals or other Entities asserting a Professional Fee Claim for services rendered through the Effective Date must File, within thirty (30) days after the Effective Date, and serve on the Debtor, the United States Trustee, and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court, an application for final allowance of such Professional Fee Claim; provided that the Debtor will pay Professionals in the ordinary course of business, for any work performed after the Effective Date, including those fees and expenses incurred by Professionals in connection with the implementation and consummation of the Plan, in each case without further application or notice to or order of the Bankruptcy Court in full, in Cash.

Restructuring Expenses, Senior Secured Notes Trustee Fees, and Convertible Unsecured Notes Trustee Fees. The Senior Secured Notes Trustee Fees and the Convertible Unsecured Noted Trustee Fees and the reasonable fees and expenses incurred by the Supporting Senior Secured Noteholder Professionals and the Supporting Convertible Unsecured Noteholder Professionals shall be paid on or by the Effective Date. Nothing herein shall require such professionals (or the Senior Secured Notes Trustee or the Convertible Unsecured Notes Trustee) to file applications with, or otherwise seek approval of, the Bankruptcy Court as a condition to the payment of such fees and expenses.

B.	Priority Tax Claims

On or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtor: (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; or (b) such other less favorable treatment as agreed to in writing by the Debtor and such Holder.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF
CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Summary

All Claims and Equity Interests, except Administrative Expense Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified as described in Article III, Section B of the Plan.

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes including, without limitation, voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Debt Claims	Unimpaired	Deemed to Accept
3	Senior Secured Notes Claims	Impaired	Entitled to Vote
4	Convertible Unsecured Notes Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Unimpaired	Deemed to Accept
6	Equity Interests in the Debtor	Impaired	Entitled to Vote

B.	Separate Classification of Other Secured Debt Claims

Although all Other Secured Debt Claims have been placed in one Class for purposes of nomenclature within this Plan, each Other Secured Claim, to the extent secured by a Lien on Collateral different from the Collateral securing a different Other Secured Claim, shall be treated as being in a separate sub-Class for the purposes of voting to accept or reject this Plan and receiving Plan Distributions.

C.	Elimination of Vacant Classes

Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from this Plan for purposes of voting to accept or reject this Plan, and disregarded for purposes of determining whether this Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

D.	Voting; Presumptions; Solicitation in Good Faith

Only Holders of Allowed Claims in Classes 3 and 4 and Equity Interests in Class 6 are entitled to vote to accept or reject this Plan. Holders of Claims and Equity Interests in the Voting Classes will receive Ballots containing detailed voting instructions.

The Debtor will solicit votes on the Plan from the Voting Classes in good faith and in compliance with the applicable provisions of the Bankruptcy Code. Accordingly, the Debtor and each of its Related Persons shall be entitled to, and upon the Confirmation Date will be granted, the protections of section 1125(e) of the Bankruptcy Code.

E.	Cramdown

If any Class of Claims or Equity Interests is deemed to reject this Plan or is entitled to vote on this Plan and does not vote to accept this Plan, the Debtor intends to (i) seek confirmation of this Plan under section 1129(b) of the Bankruptcy Code or (ii) amend or modify this Plan in accordance with the terms hereof and the Bankruptcy Code. If a controversy arises as to whether any Claims or Equity Interests, or any class of Claims or Equity Interests, are impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

F.	Classification and Treatment of Claims and Equity Interests

1.	Class 1 – Other Priority Claims

•	Classification: Class 1 consists of the Other Priority Claims.

•	Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by the Plan. With respect to each Allowed Class 1 Claim, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 1 Claim, at the election of the Debtor: (A) Cash equal to the amount of such Allowed Class 1 Claim; (B) such other less favorable treatment as to which the Debtor and the Holder of such Allowed Class 1 Claim will have agreed upon in writing; or (C) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code.

•	Impairment and Voting: Class 1 is an Unimpaired Class, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.

2.	Class 2 – Other Secured Debt Claims

•	Classification: Each Class 2 Claim is an Other Secured Debt Claim against the Debtor. This Class will be further divided into subclasses designated by letters of the alphabet (Class 2A, Class 2B and so on), so that each holder of any Allowed Other Secured Debt Claim against the Debtor is in a Class by itself, except to the extent that there are Other Secured Debt Claims that are substantially similar to each other and may be included within a single Class.

•	Treatment: The legal, equitable and contractual rights of the Holders of Class 2 Claims are unaltered by the Plan. With respect to each Allowed Class 2 Claim, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (ii) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 2 Claim, at the election of the Debtor (with the consent of the Requisite Parties): (A) Cash equal to the amount of such Allowed Class 2 Claim; (B) return of the collateral securing such Allowed Class 2 Claim; (C) such other less favorable treatment as to which the Debtor and the Holder of such Allowed Class 2 Claim will have agreed upon in writing; (D) any defaults shall be cured and shall be paid or satisfied in accordance with and pursuant to the terms of the applicable agreement between the Debtor and the Holder of the Allowed Class 2 Claim and such Claim shall be Reinstated; or (E) Reinstatement or such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code.

•	Impairment and Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 2 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.

3.	Class 3 – Senior Secured Notes Claims

•	Classification: Class 3 consists of the Senior Secured Notes Claims.

•	Allowance: On the Effective Date, the Senior Secured Notes Claims shall be Allowed, without offset, counterclaim or defense of any kind, in the aggregate principal amount of Forty Eight Million Seven Hundred Fifty Eight Thousand Eight Hundred Eighty Seven Dollars and Fifty Cents ($48,758,887.50), plus any accrued and unpaid interest, fees, costs and expenses and other amounts.

•	Treatment: On the Effective Date, (i) each and every Holder of an Allowed Senior Secured Notes Claim, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, shall receive its Pro Rata share of the New Series A Notes in accordance with the ratios, payment priorities, and descriptions set forth on Exhibit A and Exhibit B attached hereto and (ii) the Debtor shall pay in full in Cash all outstanding Senior Secured Notes Trustee Fees.

•	Impairment and Voting: Class 3 is an Impaired Class, and Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

4.	Class 4 – Convertible Unsecured Notes Claims

•	Classification: Class 4 consists of the Convertible Unsecured Notes Claims.

•	Allowance: On the Effective Date, the Convertible Unsecured Notes Claims shall be Allowed, without offset, counterclaim or defense of any kind, in the aggregate principal amount of Sixty Seven Million Eight Hundred Thirty Six Thousand Nine Hundred Sixty Six Dollars ($67,836,966.00) plus any accrued and unpaid interest, fees, costs and expenses and other amounts.

•	Treatment: On the Effective Date, (i) each and every Holder of an Allowed Convertible Unsecured Notes Claim, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, shall receive its Pro Rata share of: (a) the New Series B Notes and (b) those Grantor Trust Certificates delivered in connection with the New Series B Notes in accordance with the ratios, payment priorities, and descriptions set forth on Exhibit A and Exhibit B attached hereto and (ii) the Debtor shall pay in full in Cash all outstanding Convertible Unsecured Notes Trustee Fees.

•	Impairment and Voting: Class 4 is an Impaired Class, and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

5.	Class 5 – General Unsecured Claims

•	Classification: Class 5 consists of the General Unsecured Claims.

•	Treatment: The legal, equitable and contractual rights of the Holders of Class 5 Claims are unaltered by the Plan. With respect to each Allowed Class 5 Claim, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Class 5 Claim is an Allowed Class 5 Claim on the Effective Date or (ii) the date on which such Class 5 Claim becomes an Allowed Class 5 Claim, each Holder of an Allowed Class 5 Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 5 Claim, at the election of the Debtor (with the consent of the Requisite Parties): (A) Cash equal to the amount of such Allowed Class 5 Claim; (B) such other less favorable treatment as to which the Debtor and the Holder of such Allowed Class 5 Claim will have agreed upon in writing; or (C) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code.

•	Impairment and Voting: Class 5 is an Unimpaired Class, and the Holders of Class 5 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 5 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.

6.	Class 6 – Equity Interests in the Debtor

•	Classification: Class 6 consists of the Equity Interests in the Debtor.

•	Treatment: On the Effective Date, each and every Holder of an Equity Interest in the Debtor, in full satisfaction, settlement, discharge and release of, and in exchange for, such Equity Interest, shall receive its Pro Rata share of the Grantor Trust Certificates in accordance with the ratios and payment priorities set forth on Exhibit A attached hereto, provided that (i) New Unvested Warrants to purchase Grantor Trust Certificates shall be distributed to Holders of Unvested Warrants and (ii) (x) equity awards of restricted stock under the Omnibus Plan shall be deemed vested as of the Effective Date and treated the same as the other Equity Interests in the Debtor and (y) New SARs exercisable for Grantor Trust Certificates will be distributed to Holders of Existing SARs. The existing Equity Interests in the Debtor shall be canceled and extinguished as of the Effective Date.

•	Impairment and Voting: Class 6 is an Impaired Class, and Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

G.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan will affect the Debtor’s rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims, including the right to cure any arrears or defaults that may exist with respect to contracts to be assumed under the Plan.

H.	Reserved

I.	Subordinated Claims

The allowance, classification, and treatment of all Claims under the Plan shall take into account and conform to the contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtor reserves the right to re-classify, or to seek to subordinate, any Claim in accordance with any contractual, legal, or equitable subordination relating thereto, and the treatment afforded any Claim under the Plan that becomes a subordinated Claim at any time shall be modified to reflect such subordination.

ARTICLE IV.
ACCEPTANCE OR REJECTION OF THE PLAN

A.	Presumed Acceptance of Plan

Classes 1, 2, and 5 are Unimpaired under the Plan, and are, therefore, presumed to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code.

B.	No Presumed Rejection of Plan

No Classes of Claims or Equity Interests are Impaired such that they receive no distribution under the Plan on account of such Claims and Equity Interests. Therefore, no Classes of Claims or Equity Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

C.	Voting Classes

Each Holder of an Allowed Claim or Equity Interest as of the applicable Voting Record Date in the Voting Classes (Classes 3, 4, and 6) will be entitled to vote to accept or reject the Plan.

D.	Acceptance by Impaired Classes of Claims and Equity Interests

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Equity Interests has accepted the Plan if Holders of at least two-thirds in amount of Allowed Equity Interests actually voting in such Class have voted to accept the Plan.

E.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Debtor shall seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class or Equity Interest that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtor reserves the right to modify the Plan or any Exhibit thereto or Plan Schedule in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE V.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims

Pursuant to section 1123 of the Bankruptcy Code, and in consideration for the classification, distributions, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan will constitute a good-faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to the Plan.

B.	Restructuring Transactions

Upon the Effective Date, the Debtor shall cause the following Restructuring Transactions to be consummated, in addition to such other transactions and events as the officers of the Debtor deem necessary, advisable, or appropriate in connection with the consummation of the Plan, regardless of the order in which they occur:

i.	The Debtor shall cause (and shall cause its subsidiaries to cause) Lamington to recapitalize, such that all of Lamington’s currently issued profit participating notes are converted into (a) the New Series A Notes, (b) the New Series B Notes, (c) the New PPNs, (d) the New PPN Warrants to purchase the New PPNs, and (e) the New PPN SARs exercisable for New PPNs;

ii.	The Debtor shall cause (and shall cause its subsidiaries to cause) (a) Lamington to dividend to Markley Asset Portfolio, LLC, an indirect wholly-owned subsidiary of the Debtor, the New Series A Notes, the New Series B Notes, the New PPNs, the New PPN Warrants and the New PPN SARs, (b) Markley Asset Portfolio, LLC to dividend or otherwise transfer to OLIPP IV, LLC, a direct wholly-owned subsidiary of the Debtor, the New Series A Notes, the New Series B Notes, the New PPNs, the New PPN Warrants and the New PPN SARs and (c) OLIPP IV, LLC to dividend to the Debtor, the New Series A Notes, the New Series B Notes, the New PPNs, the New PPN Warrants and the New PPN SARs.

iii.	The Debtor shall (a) form the Grantor Trust and cause the Grantor Trust to issue the Grantor Trust Certificates, the New Unvested Warrants and the New SARs and (b) contribute the New PPNs, the New PPN Warrants and the New PPN SARs into the Grantor Trust in exchange for the Grantor Trust Certificates, the New Unvested Warrants (so that upon exercise of any New Unvested Warrants the proceeds thereof would be used to exercise the New PPN Warrants) and the New SARs (so that upon exercise of any New SARs the proceeds thereof would be used to exercise the New PPN SARs);

iv.	The Debtor shall cause (and shall cause its subsidiaries to cause) to have the New Series A Notes, the New Series B Notes, the New PPNs, and the Grantor Trust Certificates listed on a foreign public stock exchange deemed suitable for such purpose by the Debtor;

v.	The Debtor shall dispose of certain of its assets other than its securities of Lamington in a tax-efficient manner, which disposition may occur prior to or during the winding up of the Debtor and may be subsequent to the distributions to be made pursuant to subsection (vi) below;

vi.	Subject to the right of (a) the Convertible Unsecured Notes Trustee to exercise the Convertible Unsecured Notes Charging Lien and (b) the Senior Secured Notes Trustee to exercise the Senior Secured Notes Charging Lien, the Debtor shall distribute (x) the New Series A Notes to Holders of Senior Secured Notes Claims; (y) the New Series B Notes and a portion of the Grantor Trust Certificates to Holders of the Convertible Unsecured Notes Claims, and (c) a portion of the Grantor Trust Certificates to Holders of Equity Interests in the Debtor, all in accordance with the ratios and payment priorities set forth on Exhibit A attached hereto, in each case, in accordance with the terms of this Plan and the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated); provided that, (i) New Unvested Warrants to purchase Grantor Trust Certificates will be distributed to Holders of Unvested Warrants and (ii) equity awards of (x) restricted stock under the Omnibus Plan shall be deemed vested as of the Effective Date and treated the same as the other Equity Interests in the Debtor and (y) New SARs exercisable for Grantor Trust Certificates will be distributed to Holders of Existing SARs, in each case, in accordance with the terms of this Plan and the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated). In consideration of such distributions, the existing Senior Secured Notes, the Convertible Unsecured Notes, and the Equity Interests in the Debtor shall be canceled and extinguished in accordance with Article V.L of the Plan;

vii.	On the Effective Date (or as soon as practicable thereafter), the Debtor shall terminate, or cause to be terminated, (i) the listing of the Equity Interests in the Debtor on the OTCQX Marketplace and (ii) the reporting obligations of the Debtor under the Exchange Act, and file such other statements, forms, schedules or reports pursuant to the Exchange Act or other federal or state securities laws as the officers of the Debtor deem necessary, advisable or appropriate; and

viii.	The Debtor shall wind up its remaining operations and affairs, which may include the sale or other disposition of remaining assets in a tax-efficient manner, and shall take such other actions the Plan Agent deems necessary or advisable to accomplish the purposes of the Plan and consummate the liquidation and winding up of the Debtor thereunder. At the conclusion of the liquidation and following the discharge of any remaining liabilities of the Debtor, the Plan Agent shall cause the Debtor to distribute any remaining liquidation proceeds and any Cash held by the Debtor to Lamington.

C.	Corporate Existence

Pending consummation of the Restructuring Transactions and until such time that the Debtor has fulfilled its obligations under the Plan, the Debtor will continue to exist after the Effective Date, with all of the powers of a corporation pursuant to the applicable law in its state of incorporation, and in accordance with its certificate of incorporation and bylaws, except as modified hereby or through the Confirmation Order.

On the Effective Date or as soon thereafter as is reasonably practicable, and without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or any director, stockholder, securityholder, manager, member, or partner (or board thereof) of any Entity, the Debtor may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate this Plan, including, without limitation: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase or liquidation containing terms that are consistent with the terms of the Plan, the Plan Documents, the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated) and that satisfy the requirements of applicable law and any other terms to which the applicable entities and Requisite Parties may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan and the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated) and having other terms to which the applicable parties and Requisite Parties agree; (iii) the filing of appropriate certificates or articles of incorporation and amendments thereto, reincorporation, merger, consolidation, conversion, amalgamation or dissolution pursuant to applicable law; (iv) the Restructuring Transactions; and (v) all other actions that the applicable Entities determine to be necessary or appropriate, including, without limitation, making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan. On the Effective Date or as soon as reasonably practicable thereafter, the applicable Entities shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring Transactions.

D.	Vesting of Assets in the Debtor

Except as otherwise provided in the Plan, in any agreement, instrument, or other document incorporated in the Plan, or the Confirmation Order, on or after the Effective Date, all property and Assets of the Estate (including, without limitation, Causes of Action) and any property and Assets acquired by the Debtor pursuant to the Plan will vest in the Debtor, free and clear of all Liens, Claims, charges or other encumbrances. Notwithstanding the foregoing, Avoidance Actions shall be deemed released and relinquished as of the Effective Date.

Except as may be otherwise provided in the Plan, on and after the Effective Date, the Debtor, through the Plan Agent, may manage its affairs and may use, acquire, abandon or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the foregoing, the Debtor will pay the charges that it incurs for services rendered after the Effective Date for Professionals’ fees, disbursements, expenses or related support services (including reasonable fees relating to the preparation of Professional fee applications) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court. Notwithstanding the foregoing, the Debtor may seek authorization from the Bankruptcy Court to take action as may be determined in the discretion of the Plan Agent. On and after the Effective Date, the Debtor may use, acquire, abandon and/or dispose of property and compromise or settle any Claims with or without order of the Bankruptcy Court or by filing a notice thereof with the Bankruptcy Court in the discretion of the Plan Agent.

E.	New Indenture Documents; New Series A Notes; New Series B Notes; New PPNs; New PPN Warrants; New PPN SARs; Sources of Cash for Plan Distributions

(a)            New Indenture Documents. On the Effective Date, the Debtor will cause Lamington to execute and deliver the New Indenture Documents, the New Series A Notes, the New Series B Notes, the New PPNs, the New PPN Warrants and the New PPN SARs to the Debtor (which will immediately thereafter contribute such New PPNs, New PPN Warrants and New PPN SARs to the Grantor Trust), and any related instruments and documents, amendments to the foregoing, or agreements in connection therewith, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule and without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or any director, stockholder, securityholder, manager, member, or partner (or board thereof) of any Entity and Confirmation of the Plan shall be deemed approval of all such documents. The material terms of the New Series A Notes, the New Series B Notes, and the New PPNs are summarized in Exhibit B attached hereto.

(b)            Sources of Cash for Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Debtor to make payments required pursuant to the Plan will be obtained from Cash on hand at the Debtor or through its direct or indirect wholly-owned subsidiaries.

F.	Creation of Grantor Trust; Grantor Trust Certificates; New Unvested Warrants; New SARs

On the Effective Date, the Debtor shall establish the Grantor Trust pursuant to the Grantor Trust Agreement for the purpose of holding the New PPNs, the New PPN Warrants and the New PPN SARs and the Debtor will cause the Grantor Trust to issue and deliver the Grantor Trust Certificates, the New Unvested Warrants and the New SARs to the Debtor. The Grantor Trust will be managed and administered by the Grantor Trust Trustee, without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or any director, stockholder, securityholder, manager, member, or partner (or board thereof) of any Entity. The identity of the Grantor Trust Trustee will be disclosed prior to the Confirmation Hearing as part of the Plan Supplement in accordance with Section 1129(a)(5) of the Bankruptcy Code. The expenses of the Grantor Trust, including the fees of the Grantor Trust Trustee, shall be borne by Lamington.

G.	Distribution of New Series A Notes, New Series B Notes, New PPNs, Grantor Trust Certificates, New Unvested Warrants, New PPN Warrants, New SARs and New PPN SARs and Related Documentation

On the Effective Date, the Debtor will be authorized to distribute the New Series A Notes, the New Series B Notes, the Grantor Trust Certificates, the New Unvested Warrants, and the New SARs and contribute the New PPNs, the New PPN Warrants and the New PPN SARs, in accordance with the Plan and the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated) without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule and without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or any director, stockholder, securityholder, manager, member, or partner (or board thereof) of any Entity. From and after the Effective Date, the Debtor will cease, to the extent allowed by applicable law, to be under any disclosure or other obligations in connection with the Senior Secured Notes Indenture, the Convertible Unsecured Notes Indenture, or the Equity Interests.

The Restructuring Securities to be issued and distributed pursuant to the Plan will be exempt from the registration requirements of federal, state or local securities laws to the fullest extent permitted by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and/or Section 1145(a) of the Bankruptcy Code. Without limiting the effects of such provisions, all financing documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, the New Series A Notes, the New Series B Notes, the New PPNs, the Grantor Trust Certificates, the New Unvested Warrants, the New PPN Warrants, the New SARs and the New PPN SARs, and any other agreement or document related to or entered into in connection with any of the foregoing, will become effective and binding in accordance with their respective terms and conditions upon execution and delivery by the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule and without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or any director, stockholder, securityholder, manager, member, or partner (or board thereof) of any Entity (other than as expressly required by such applicable agreement).

H.	Release of Liens, Claims and Equity Interests

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all Liens, Claims, Equity Interests, mortgages, deeds of trust, or other security interests against the property of the Estate will be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule and without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or any director, stockholder, securityholder, manager, member, or partner (or board thereof) of any Entity. Any Entity holding such Liens or Interests will, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Debtor such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Debtor. For the avoidance of doubt, nothing in this provision shall impair the right of (i) the Convertible Unsecured Notes Trustee to exercise the Convertible Unsecured Notes Charging Lien, or (ii) the Senior Secured Notes Trustee to exercise the Senior Secured Notes Charging Lien.

I.	Organizational Documents

On the Effective Date, the organizational documents of Lamington shall be revised consistent with the provisions of the Plan and the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated) and the organizational documents of the Debtor shall be deemed revised consistent with the provisions of the Plan and the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated). Specifically, on the Effective Date, the organizational documents of the Debtor shall be deemed revised to (i) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of additional non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code and (ii) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate the Plan and the transactions contemplated herein. After the Effective Date, Lamington may amend and restate its operating agreement and other applicable organizational documents, as permitted by applicable law.

J.	Post-Effective Date Management

On the Effective Date, Lamington shall have a board of directors consisting of five (5) members, including (a) two (2) designated by the ad hoc committee of the Supporting Senior Secured Noteholders, (b) one (1) designated by the ad hoc committee of the Supporting Convertible Unsecured Noteholders, (c) one (1) designated by the non-conflicted equity members of the Debtor’s Board of Directors, and (d) one (1) Irish citizen acceptable to the other four (4) director designees. Each such designee may be removed and replaced by his or her designator(s). The duration of such designation rights and other rights of such directors, including voting rights and restrictions, will be contained in the New Indenture Documents. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtor will disclose, prior to the Confirmation Hearing, the identity and affiliations of any Person proposed to serve on the initial board of directors of Lamington or as an officer of Lamington and, to the extent such Person is an insider other than by virtue of being a director or officer, the nature of any compensation for such Person. Each such director, and officer will serve from and after the Effective Date pursuant to applicable organizational documents of Lamington and the New Indenture Documents.

The directors and officers of the Debtor will be deemed to have resigned as of the Effective Date, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule and without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or any other Person or any director, stockholder, securityholder, manager, member, or partner (or board thereof) of any Entity.

On the Effective Date, the Plan Agent shall be appointed as the sole director, sole manager, sole managing member and sole officer of the Debtor. From and after the Effective Date, and until the Debtor is wound up and liquidated, the Debtor shall be managed by the Plan Agent, pursuant to the terms of the Plan and the Confirmation Order, which shall provide that the Plan Agent will be compensated on an hourly basis out of the Debtor’s revested assets. The Plan Agent shall act for the Debtor in the same fiduciary capacity as applicable to a board of directors, board of managers, managing members and officers, subject to the provisions hereof (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same).

K.	Corporate Action

From and after the Effective Date, the Debtor may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including, without limitation, the liquidation or abandonment of the Debtor’s Assets and distribution of the securities to be issued pursuant hereto and in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule and without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or any other Person or any director, stockholder, securityholder, manager, member, or partner (or board thereof) of any Entity (except for those expressly required pursuant to the Plan) and all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects.

From and after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of any stockholders, securityholders, directors, managers, members or partners of the Debtor (as of prior to the Effective Date) will be deemed to have been so approved and will be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further notice to or any vote, consent, authorization, approval, ratification or other action by the stockholders, directors, managers or members of such Debtor, or the need for any notice to or any vote, consent, authorization, approval, ratification or other, action by any Person and all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects.

Upon the Effective Date, all matters provided for in the Plan involving the legal or corporate structure of the Debtor, and any legal or corporate action required by the Debtor in connection with the Plan, will be deemed to have occurred and will be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule and without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or any other Person or any director, stockholder, manager, member, or partner (or board thereof) of any Entity and all matters provided for in the Plan involving the legal or corporate structure of the Debtor shall be deemed authorized and approved by the Bankruptcy Court in all respects. On the Effective Date, the appropriate officers of the Debtor are authorized to issue, execute, deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in the Plan in the name of and on behalf of the Debtor without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule and without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or other Person or any director, stockholder, manager, member, or partner (or board thereof) of any Entity. The secretary and any assistant secretary of the Debtor will be authorized to certify or attest to any of the foregoing actions.

L.	Cancellation of Notes, Certificates and Instruments

Except for the purpose of evidencing a right to a distribution under this Plan and except as otherwise set forth in this Plan, on the Effective Date, all agreements, instruments, Securities and other documents evidencing any prepetition Claim against, or Equity Interest in, the Debtor and any rights of any holder in respect thereof shall be deemed cancelled, discharged, and of no force or effect; provided, however, that (i) the Convertible Unsecured Notes and the Convertible Unsecured Notes Indenture and (ii) the Senior Secured Notes and the Senior Secured Notes Indenture shall continue in effect solely for the purposes of (a) allowing the Holders of Convertible Unsecured Notes and Senior Secured Notes (as applicable) to receive their Plan Distributions, (b) preserving the Convertible Unsecured Notes Trustee and the Senior Secured Notes Trustee’s respective right to payment of the Convertible Unsecured Notes Trustee Fees and the Senior Secured Notes Trustee Fees, respectively, (c) permitting the Convertible Unsecured Notes Trustee and the Senior Secured Notes Trustee to exercise the Convertible Unsecured Notes Charging Lien and the Senior Secured Notes Charging Lien, respectively, and , (d) allow the Convertible Unsecured Notes Trustee and the Senior Secured Notes Trustee to enforce their rights, claims and interests vis-à-vis any other parties other than the Debtor and to appear in the Chapter 11 Case and (e) maintaining the right to indemnification, contribution or subrogation or any other claim or entitlement they may have from the Debtor pursuant to and subject to the respective terms of the Convertible Unsecured Notes Indenture and the Senior Secured Notes Indenture. Except for the foregoing with respect to such other rights of the Convertible Unsecured Notes Trustee and the Senior Secured Notes Trustee that survive the applicable indentures, the Convertible Unsecured Notes Trustee and the Senior Secured Notes Trustee and their respective agents shall be relieved of all further duties and responsibilities related to the applicable Indentures and the Plan.

M.	Cancellation of Existing Instruments Governing Security Interests

Upon the full payment or other satisfaction in full of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtor any Collateral or other property of the Debtor held by such holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, or lis pendens, or similar interests or documents.

N.	Restructuring Transactions

On the Effective Date or as soon as reasonably practicable thereafter, and without need for any notice to or any vote, consent, authorization, approval, ratification or other action by any Entity or other Person or any director, stockholder, manager, member, or partner (or board thereof) of any Entity, the Debtor may take all actions consistent with this Plan as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with this Plan and the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated).

O.	Treatment of Vacant Classes

Any Claim or Interest in a Class that is considered vacant under Article III.C of this Plan shall receive no Plan Distribution.

ARTICLE VI.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtor will be deemed rejected in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that:

1.	have previously expired or terminated pursuant to their own terms or by agreement of the parties thereto;

2.	have been assumed by order of the Bankruptcy Court;

3.	are the subject of a motion to assume or motion to reject pending on the Effective Date;

4.	are identified on a schedule of assumed contracts in the Plan Supplement; or

5.	are assumed pursuant to the terms of the Plan.

Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Debtor’s assumption of such Executory Contract or Unexpired Lease, then such provision will be deemed modified such that the transactions contemplated by the Plan will not entitle the non-debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Each Executory Contract and Unexpired Lease assumed pursuant to this Article of the Plan will revest in and be fully enforceable by the Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

B.	Assumption and Assignment of Executory Contracts or Unexpired Leases

In the event of an assumption and assignment of an Executory Contract or Unexpired Lease, at least twenty-one (21) days prior to the Confirmation Hearing, the Debtor will serve upon counterparties to such Executory Contracts and Unexpired Leases a notice of the proposed assumption and assignment that will: (a) list the applicable cure amount, if any; (b) identify the party to which the Executory Contract or Unexpired Lease will be assigned; (c) describe the procedures for filing objections thereto; and (d) explain the process by which related disputes will be resolved by the Bankruptcy Court; additionally, the Debtor will file with the Bankruptcy Court a list of such Executory Contracts and Unexpired Leases to be assigned and the proposed cure amounts. Any applicable cure amounts will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assignment or cure amount will be deemed to have consented to such assignment of its Executory Contract or Unexpired Lease. The Confirmation Order will constitute an order of the Bankruptcy Court approving any proposed assignments of Executory Contracts or Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Unless otherwise indicated, all assumptions, assumptions and assignments, and rejections of Executory Contracts and Unexpired Leases in the Plan will be effective as of the Effective Date.

Notwithstanding the foregoing paragraph or anything contrary herein, the Debtor reserves the right, with the consent of the Requisite Parties, to alter, amend, modify, or supplement the Executory Contracts and Unexpired Leases identified for assumption, assumption and assignment, or rejection in the Plan Supplement prior to the Effective Date.

In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assigned or (c) any other matter pertaining to assignment, the applicable cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order or orders resolving the dispute and approving the assignment. If an objection to assignment or cure amount is sustained by the Bankruptcy Court, the Debtor, in its sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming and assigning it.

C.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the Effective Date or such other date set by Final Order. The Debtor will provide notice of such rejection and specify the appropriate deadline for the filing of such Proof of Claim.

Any Entity that is required to File a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so will be forever barred, estopped and enjoined from asserting such Claim, and such Claim will not be enforceable, against the Debtor or the Estate, and the Debtor and its Estate and property will be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan. All such Claims will, as of the Effective Date, be subject to the permanent injunction set forth in Article XI.C of the Plan. All claims arising from the rejection of any Executory Contract or Unexpired Lease shall be treated as General Unsecured Claims, subject to any applicable limitation or defense under the Bankruptcy Code and applicable law.

D.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary amounts by which any Executory Contract or Unexpired Lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtor upon assumption thereof, by payment of the default amount in Cash or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. Following the Petition Date, the Debtor may serve a notice on parties to executory contracts and unexpired leases to be assumed reflecting the Debtor’s intention to assume the contract or lease in connection with this Plan and setting forth the proposed Cure Amount (if any).

E.	Assumption of Director and Officer Insurance Policies

Upon the Effective Date, the Debtor shall be deemed to assume all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtor’s foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan will not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtor under the Plan as to which no Proof of Claim need be Filed. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan will not impair or otherwise modify any rights of the Debtor under the D&O Liability Insurance Policies.

F.	Indemnification Provisions

On the Effective Date, all Indemnification Provisions (whether in the by-laws, operating agreements, certificate of incorporation or organization, board resolutions, member consents, contracts, or otherwise) will be Reinstated (or assumed, as the case may be), and will survive effectiveness of the Plan.  No such Reinstatement or assumption shall in any way extend the scope or term of any Indemnification Provision beyond that contemplated in the underlying contract or document as applicable.

ARTICLE VII.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Dates of Distributions

Except as otherwise provided in the plan, on the Effective Date (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against the Debtor shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan is required to be made or performed on a date that is not on a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions provided in the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for therein, regardless of whether distributions are delivered on or at any time after the Effective Date.

Upon the Effective Date, all Debts of the Debtor shall be deemed fixed and adjusted pursuant to the Plan and the Debtor shall have no liability on account of any Claims or Equity Interests except as set forth in the Plan and in the Confirmation Order. All payments and all distributions made by the Distribution Agent under the Plan shall be in full and final satisfaction, settlement and release of all Claims against the Debtor.

At the close of business on the Distribution Record Date, the transfer ledgers for the Senior Secured Notes, the Convertible Unsecured Notes, and the Equity Interests shall be closed, and there shall be no further changes in the record holders of such indebtedness and Equity Interests. The Debtor, the Distribution Agent, the Senior Secured Notes Trustee, the Convertible Unsecured Notes Trustee, and each of their respective agents, successors, and assigns shall have no obligation to recognize the transfer of any Senior Secured Notes, Convertible Unsecured Notes, or Equity Interests occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under the Plan to such Persons or the date of such distributions.

Notwithstanding the foregoing, the Debtor, the Distribution Agent, and the Convertible Unsecured Notes Trustee shall be entitled to recognize and deal for all purposes under the Plan with Holders of Convertible Unsecured Notes Claims to the extent consistent with the customary practices of DTC, and all Plan Distributions to be made to Holders of Convertible Unsecured Notes Claims shall be eligible to be distributed through the facilities of DTC.

B.	Distribution Agent

Except as provided therein, all distributions under the Plan shall be made by the Debtor as Distribution Agent, or by such other Entity designated by the Debtor as a Distribution Agent on the Effective Date or thereafter.

Except as otherwise provided in the Plan or reasonably requested by the applicable indenture trustee, all distributions to Holders of the Convertible Unsecured Notes and the Senior Secured Notes shall be made to and deemed completed when received by the applicable indenture trustee; provided, however, that at such applicable indenture trustee’s written election, the applicable distributions shall not be distributed to Holders of the Convertible Unsecured Notes or the Senior Secured Notes in the name of the applicable indenture trustee. Upon such written election, the Convertible Unsecured Notes Trustee and/or the Senior Secured Notes Trustee Unsecured, as applicable, shall hold or direct such distributions and shall arrange to deliver such distributions to or on behalf of such Holders of the Convertible Unsecured Notes and the Senior Secured Notes, subject to the applicable indenture trustee’s charging liens. If the Convertible Unsecured Notes Trustee and/or the Senior Secured Notes Trustee is unable to make such distributions or consents to the Distribution Agent making such distributions in writing, the Distribution Agent, with the cooperation of the applicable indenture trustee, shall make such distributions to the extent practicable to do so (provided that until such distributions are made, the applicable charging liens shall attach to the property to be distributed in the same manner as if such distributions were made through the applicable indenture trustee).

The Debtor, or such other Entity designated by the Debtor to be the Distribution Agent, shall not be required to give any bond or surety or other security for the performance of such Distribution Agent’s duties unless otherwise ordered by the Bankruptcy Court.

The Distribution Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals, transfer agents and registrars to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

C.	Cash Distributions

Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Debtor, except that Cash payments made to foreign creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

D.	Rounding of Payments

Whenever payment or distribution of a fraction of a dollar of value whether in the form of Cash or Securities would otherwise be called for, the actual payment or distribution shall reflect a rounding down of such fraction to the nearest whole dollar or zero if the amount is less than one-half of one dollar and a rounding up of such fraction to the nearest whole dollar if the amount is one-half or more of one dollar.

E.	Distributions on Account of Claims Allowed After the Effective Date

Except as otherwise agreed by the Holder of a particular Claim or as provided in the Plan, all distributions shall be made pursuant to the terms of the Plan and the Confirmation Order. Distributions to any Holder of an Allowed Claim shall be allocated first to the principal amount of any such Allowed Claim, as determined for U.S. federal income tax purposes and then, to the extent the consideration exceeds such amount, to the remainder of such Claim comprising accrued but unpaid interest, if any (but solely to the extent that interest is an allowable portion of such Allowed Claim).

F.	General Distribution Procedures

The Debtor, or any other duly appointed Distribution Agent, shall make all distributions of Cash or other property required under the Plan, unless the Plan specifically provides otherwise. All Cash and other property held by the Debtor for distribution under the Plan shall not be subject to any claim by any Person, except as provided under the Plan.

G.	Address for Delivery of Distributions

Distributions to Holders of Allowed Claims, to the extent provided for under the Plan, shall be made (1) at the address set forth on any proofs of claim Filed by such Holders (to the extent such proofs of claim are Filed in the Chapter 11 Case), (2) at the addresses set forth in any written notices of address change delivered to the Debtor, or (3) at the addresses in the Debtor’s books and records. Notwithstanding the foregoing, distributions to Beneficial Holders of each of the Senior Secured Notes Claims and Convertible Unsecured Notes Claims shall be made to, or deemed made to, the Senior Secured Notes Trustee, the Convertible Unsecured Notes Trustee, or their respective designees, as applicable, for further distribution in accordance with the Senior Secured Notes Indenture and the Convertible Unsecured Notes Indenture and subject to the right of the Senior Secured Notes Trustee and the Convertible Unsecured Notes Trustee to enforce the Senior Secured Notes Charging Lien and the Convertible Unsecured Notes Charging Lien, as applicable.

H.	Undeliverable Distributions and Unclaimed Property

If the distribution to the Holder of any Allowed Claim is returned to the Debtor as undeliverable, no further distribution shall be made to such Holder, and the Debtor shall have no obligation to make any further distribution to the Holder, unless and until the Debtor is notified in writing of such Holder’s then current address.

Any Entity that fails to claim any Cash or Securities within one year from the date upon which a distribution is first made to such Entity shall forfeit all rights to any distribution under the Plan. Entities that fail to claim Cash or Securities under the Plan shall forfeit their rights thereto and shall have no claim whatsoever against the Debtor or against any Holder of an Allowed Claim to whom distributions are made by the Debtor.

I.	Withholding Taxes

In connection with the Plan, to the extent applicable, the Debtor shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. The Debtor shall be entitled to deduct any U.S. federal, state or local withholding taxes from any payments made with respect to Allowed Claims, as appropriate. As a condition to receiving any distribution under the Plan, the Debtor may require that the Holder of an Allowed Claim entitled to receive a distribution pursuant to the Plan provide such Holder’s taxpayer identification number and such other information and certification as may be deemed necessary for the Debtor to comply with applicable tax reporting and withholding laws. Any amounts withheld pursuant hereto shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. In connection with any distribution under the Plan, the Debtor may take whatever actions are necessary to comply with applicable U.S. federal, state, local and non-U.S. tax withholding obligations.

J.	Setoffs

The Debtor may, to the extent permitted under applicable law, setoff against any Allowed Claim and any distributions to be made pursuant to the Plan on account of such Allowed Claim, the claims, rights and Causes of Action of any nature that the Debtor may hold against the Holder of such Allowed Claim that are not otherwise waived, released or compromised in accordance with the Plan; provided, however, that neither such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claims, rights and Causes of Action that the Debtor possesses against such Holder. Any Holder of an Allowed Claim subject to such setoff reserves the right to challenge any such setoff in the Bankruptcy Court or any other court with jurisdiction with respect to such challenge.

K.	Surrender of Cancelled Instruments or Securities

As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Equity Interest evidenced by the instruments, securities, notes, or other documentation canceled pursuant to the Plan, the Holder of such Claim or Equity Interest shall be deemed to have surrendered the applicable instruments, securities, notes or other documentation evidencing such Claim or Equity Interest.

L.	Lost, Stolen, Mutilated or Destroyed Securities

In addition to any requirements under any applicable agreement and applicable law, any Holder of a Claim or Equity Interest evidenced by a security or note that has been lost, stolen, mutilated, or destroyed will, in lieu of surrendering such security or note to the extent required by the Plan, deliver to the Debtor and other applicable Distribution Agent: (x) evidence reasonably satisfactory to the Debtor and other applicable Distribution Agent of such loss, theft, mutilation, or destruction; and (y) such security or indemnity as may be required by the Debtor and other applicable Distribution Agent to hold such party harmless from any damages, liabilities, or costs incurred in treating such individual as a Holder of an Allowed Claim or Allowed Equity Interest. Upon compliance with Article VII.K of the Plan as determined by the Debtor by a Holder of a Claim or Equity Interest evidenced by a security or note, such Holder will, for all purposes under the Plan, be deemed to have surrendered such security or note to the Debtor and other applicable Distribution Agents.

ARTICLE VIII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED AND DISPUTED CLAIMS

A.	Disputed Claims

The Debtor may, in its discretion, file with the Bankruptcy Court an objection to the allowance of any Disputed Claim or any other appropriate motion or adversary proceeding with respect thereto. All such objections shall be litigated to Final Order, provided, however, that the Debtor may compromise, settle, withdraw or resolve any objections to Claims without further order of the Bankruptcy Court. Unless otherwise provided in the Confirmation Order, the Debtor is authorized to settle, or withdraw any objections to, any Disputed Claim following the Effective Date without further notice to creditors or authorization of the Bankruptcy Court, in which event such Claim shall be deemed to be an Allowed Claim in the amount compromised for purposes of the Plan. Under no circumstances will any distributions be made on account of Disallowed Claims. The Debtor is under no obligation to object to the allowance of any Claim to the extent that there are no assets available to make a distribution to the Holder of such Claim or such Class of Claims under the Plan.

B.	Procedures Regarding Disputed Claims

No payment or other distribution or treatment shall be made on account of a Disputed Claim, even if a portion of the Claim is not disputed, unless and until such Disputed Claim becomes an Allowed Claim and the amount of such Allowed Claim is determined by a Final Order or by stipulation between the Debtor and the Holder of the Claim. No distribution or other payment or treatment shall be made on account of a Disallowed Claim at any time.

C.	Allowance of Claims

Following the date on which a Disputed Claim becomes an Allowed Claim after the Distribution Date, the Debtor shall pay directly to the Holder of such Allowed Claim the amount provided for under the Plan, as applicable, and in accordance therewith.

1.            Allowance of Claims

Notwithstanding anything to the contrary herein, after the Effective Date and subject to the other provisions of the Plan, the Debtor will have and will retain any and all rights and defenses under bankruptcy or nonbankruptcy law that the Debtor had with respect to any Claim or Equity Interest immediately before the Effective Date, except with respect to any Claim or Equity Interest deemed Allowed under the Plan or by orders of the Bankruptcy Court. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Case prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim or Equity Interest will become an Allowed Claim unless and until such Claim or Equity Interest is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Case allowing such Claim or Equity Interest.

2.            Prosecution of Objections to Claims and Equity Interests

From and after the Effective Date, the Debtor will have the authority to File objections to Claims and settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims or Equity Interests are in an Unimpaired Class or otherwise. From and after the Effective Date, the Debtor may settle or compromise any Disputed Claim or Equity Interest without any further notice to or action, order or approval of the Bankruptcy Court. The Debtor will have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court.

3.            Estimation

The Debtor may, at any time and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously Filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to such objection. Any order of the Bankruptcy Court that estimates a Disputed Claim pursuant to the Plan shall irrevocably constitute and be a conclusive and final determination of the Allowed amount of such Claim or the maximum allowable amount of such Claim, if any, as set forth by the Court. Accordingly, the Holder of a Disputed Claim that is estimated by the Bankruptcy Court pursuant to the Plan will not be entitled to any subsequent reconsideration or upward adjustment of the maximum allowable amount of such Claim as a result of any subsequent adjudication or actual determination of the allowed amount of such Disputed Claim or otherwise, and the Holder of such Claim shall not have recourse to the Debtor in the event the allowed amount of the Claim of such Holder is at any time later determined to exceed the estimated maximum allowable amount. The rights and objections of all parties are reserved in connection with any such estimation proceeding.

ARTICLE IX.
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B of the Plan:

a.	At least one of the Restructuring Support Agreements shall remain in full force and effect and shall not have been terminated by the Debtor or the Requisite Parties (as applicable).

b.	All Restructuring Expenses shall have been paid in full in Cash.

c.	The Bankruptcy Court will have entered a Final Order in form and in substance satisfactory to the Debtor and the Requisite Parties approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

d.	The Plan and Plan Supplement and all schedules, documents, supplements and exhibits to the Plan will have been Filed in form and substance consistent with the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated) in all material respects and otherwise acceptable to the Debtor and the Requisite Parties.

e.	All agreements, contracts, indentures, and instruments necessary to issue or distribute the Restructuring Securities shall be in full force and effect (with all conditions precedent thereto having been satisfied or waive), subject to any applicable post-closing execution and delivery requirements.

f.	The Confirmation Order, in form and substance acceptable to the Debtors and Requisite Parties, shall have been entered and in full force and effect, shall be a Final Order, and shall not have been reversed, stayed, modified or vacated on appeal. The Confirmation Order will provide that, among other things, (a) the Debtor is authorized to take all actions necessary or appropriate to consummate the Plan and the Restructuring Transactions; (b) the implementation of the Plan in accordance with its terms is authorized; and (c) pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of Assets contemplated under the Plan, shall not be subject to any Stamp or Similar Tax.

g.	The Debtor shall have implemented the Restructuring Transactions in a manner consistent with the Plan, the Confirmation Order, and the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated) pursuant to the documentation acceptable to the Debtor and the Requisite Parties.

h.	All conditions precedent to the effectiveness of the New Indenture Documents shall have been satisfied or waived.

i.	All conditions precedent to the issuance of the New Series A Notes, the New Series B Notes, the New PPNs, the New PPN Warrants, the New PPN SARs, the New SARs, and the New Unvested Warrants shall have occurred and the New Series A Notes, the New Series B Notes, the New PPNs, the New PPN Warrants, the New PPN SARs, the New SARs, and the New Unvested Warrants shall have been issued.

j.	With respect to all other documents and agreements necessary to implement the Plan: (1) all conditions precedent to such documents and agreements (other than any conditions precedent related to the occurrence of the Effective Date) shall have been satisfied or waived pursuant to the terms of such documents or agreements; (2) such documents and agreements shall have been tendered for delivery to the required parties and have been approved by any required parties and, to the extent required, filed with and approved by the applicable authorities in the relevant jurisdiction; and (3) such documents and agreements shall have been effected or executed.

k.	There shall be no ruling, judgment or order issued by any governmental unit making illegal, enjoining, or otherwise preventing or prohibiting the consummation of the Plan, unless such ruling, judgment or order has been stayed, reversed or vacated within three (3) Business Days after such issuance.

B.	Waiver of Conditions

The conditions to Consummation of the Plan set forth in this Article IX may be waived by the Debtor, with written consent of the Requisite Parties, without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan.  The failure to satisfy or waive a condition to Consummation may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied.  The failure of the Debtor to exercise any of the foregoing rights will not be deemed a waiver of any other rights, and each right will be deemed an ongoing right that may be asserted at any time.

C.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

D.	Effect of Non-Occurrence of Conditions to Consummation

If the Consummation of the Plan does not occur, the Plan will be null and void in all respects and nothing contained in the Plan, the Disclosure Statement or Restructuring Support Agreements will: (a) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtor; (b) prejudice in any manner the rights of the Debtor, any Holders or any other Entity; (c) constitute an Allowance of any Claim or Equity Interest; or (d) constitute an admission, acknowledgment, offer or undertaking by the Debtor, any Holders, or any other Entity in any respect.

ARTICLE X.
DEBTOR RELEASE AND RELATED PROVISIONS

A.	General

Notwithstanding anything contained in the Plan to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions and treatments under the Plan shall take into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise.

In accordance with the provisions of the Plan and pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Debtor may, in its sole and absolute discretion, compromise and settle Claims against it and (2) the Debtor may, in its sole and absolute discretion, compromise and settle Causes of Action against other Entities.

B.	Release

Effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, the Debtor, in its individual capacity and as debtor-in-possession (collectively, the “Releasing Party”) will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full waiver and release to the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Releasing Party) and their respective properties from any and all claims, causes of action, and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the effective date or thereafter arising, in law, at equity, whether for tort, contract, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to the Debtor, the Chapter 11 Case, the Disclosure Statement, the Plan, or the solicitation of votes on the Plan that the Releasing Party would have been legally entitled to assert or that any Holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for or on behalf of the Debtor or its Estate against any of the Released Parties; provided, however, that the foregoing provisions of this release shall not operate to waive or release (i) any offset, defense, counterclaim, reduction, or credit that the Debtor may have with regard to any Claim asserted against it by a Released Party, (ii) any causes of action expressly set forth in and preserved by the Plan or the Plan Supplement; (iii) any Causes of Action arising from actual fraud, gross negligence, or willful misconduct as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; and/or (iv) the rights of the Releasing Party to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to Final Order of the Bankruptcy Court. The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule and without need for any notice to or any vote, consent, authorization, approval, ratification, or other action by any entity or other person or any director, stockholder, security holder, manager, member, or partner (or board thereof) of any entity and the Confirmation Order will permanently enjoin the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to this release.

ARTICLE XI.
Third Party Release, DISCHARGE, EXCULPATION & INJUNCTION

A.	Third Party Release

As of and subject to the occurrence of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtor and the implementation of the Restructuring and the Restructuring Transactions, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties are deemed forever released and waived by the (i) Holders of all Claims and Equity Interests who vote to accept the Plan, (ii) Holders of Claims that are Unimpaired under the plan, (iii) Holders of Claims or Equity Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan, (iv) Holders of Claims or Equity Interests who vote to reject the Plan but do not opt out of granting the releases set forth in the Plan, (v) the Senior Secured Notes Trustee, and (vi) the Convertible Unsecured Notes Trustee, from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, causes of action, losses, remedies, and liabilities whatsoever, including any derivative claims, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Holders or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any claim or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtor, the Chapter 11 Case, the purchase, sale, or rescission of the purchase or sale of any security of the Debtor, the subject matter of, or the transactions or events giving rise to, any claim or interest that is treated in the Plan, the business or contractual arrangements between the Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Equity Interest before or during the Chapter 11 Case, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure Statement, the Plan, and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to the Plan, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes actual fraud, gross negligence, or willful misconduct. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transactions, or any document, instrument, or agreement executed to implement the Plan.

B.	Discharge of Claims

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any kind or nature whatsoever against the Debtor or any of its Assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtor and its Estate will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

C.	Exculpation

Without affecting or limiting the releases in Article X.B or XI of the Plan, the Exculpated Parties will neither have nor incur any liability to any Entity for any claims or Causes of Action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or Postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement or confirmation or Consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted actual fraud, gross negligence or willful misconduct; provided, further, that each Exculpated Party will be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above-referenced documents, actions or inactions; provided, further, however that the foregoing provisions will not apply to any acts, omissions, Claims, Causes of Action or other obligations expressly set forth in and preserved by the Plan or the Plan Supplement.

D.	Injunction

Except as otherwise provided in the Plan, from and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, or creating, perfecting or enforcing any lien of any kind, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, equity interest, or remedy released or to be released, exculpated or to be exculpated, or discharged or to be discharged pursuant to the Plan or the Confirmation Order. By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim or Equity Interest will be deemed to have specifically consented to the injunction in the Plan. All injunctions or stays provided for in the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Effective Date.

ARTICLE XII.
BINDING NATURE OF PLAN

ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE PLAN WILL BIND, AND WILL BE DEEMED BINDING UPON, ALL HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTOR AND SUCH HOLDER’S RESPECTIVE SUCCESSORS AND ASSIGNS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT SUCH HOLDER (I) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THE PLAN, (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASE OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR AFFIRMATIVELY VOTED TO REJECT THE PLAN.

Notwithstanding any language to the contrary contained in the Disclosure Statement, this Plan and/or the Confirmation Order, no provision of this Plan or the Confirmation Order shall (i) preclude the SEC from enforcing its police or regulatory powers; or, (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any nondebtor person or nondebtor entity in any forum.

ARTICLE XIII.
RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Case and all Entities with respect to all matters related to the Chapter 11 Case, the Debtor, and this Plan as legally permissible, including, without limitation, jurisdiction to:

1.            allow, disallow, determine, liquidate, classify, estimate or establish the priority, secured, unsecured, or subordinated status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the allowance or priority of any Claim or Equity Interest;

2.            grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Confirmation Date; provided, however, that, from and after the Effective Date, the Debtor shall pay Professionals in the ordinary course of business for any work performed after the Effective Date and such payment shall not be subject to the approval of the Bankruptcy Court;

3.            resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which the Debtor is party or with respect to which the Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed;

4.            resolve any issues related to any matters adjudicated in the Chapter 11 Case;

5.            ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

6.             decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtor that may be pending on the Effective Date or instituted by the Debtor after the Effective Date, provided that the Debtor shall reserve the right to commence actions in all appropriate forums and jurisdictions;

7.             enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement, or the Disclosure Statement;

8.             resolve any Case, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan;

9.             hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;

10.           issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan, except as otherwise provided in this Plan;

11.           enforce the terms and condition of this Plan and the Confirmation Order;

12.           resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, the Indemnification Provisions and other provisions contained in Article X and XI hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

13.           enter and implement such orders or take such other actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

14.           resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture or other agreement or document adopted in connection with this Plan or the Disclosure Statement; and

15.           enter an order concluding or closing the Chapter 11 Case.

ARTICLE XIV.
MISCELLANEOUS PROVISIONS

A.	Dissolution of the Committee

On the Effective Date, the Committee (if any) and any other statutory committee formed in connection with the Chapter 11 Case shall dissolve automatically and all members thereof shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Case.

B.	Payment of Statutory Fees

All outstanding fees payable pursuant to 28 U.S.C. § 1930 (the “Statutory Fees”) shall be paid on the Effective Date. All such fees payable after the Effective Date shall be paid prior to the closing of the Chapter 11 Case when due and payable. The Debtor shall File all quarterly reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the United States Trustee. After the Effective Date, the Debtor shall File with the Bankruptcy Court quarterly reports when they become due, in a form reasonably acceptable to the United States Trustee. The Debtor shall remain obligated to pay Statutory Fees to the Office of the United States Trustee until the earliest of the Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Expense Claim in the case, and shall not be treated as providing any release under the Plan.

C.	Payment of Fees and Expenses of Senior Secured Notes Trustee and Convertible Unsecured Notes Trustee

On the Effective Date, the Debtor shall pay in full in Cash all outstanding Senior Secured Notes Trustee Fees and Convertible Unsecured Notes Trustee Fees subject to the terms of the Senior Secured Notes Indenture and the Convertible Unsecured Notes Indenture, respectively.

D.	Modification of Plan

Effective as of the date hereof and subject to the limitations and rights contained in this Plan: (a) the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules to amend or modify this Plan prior to the entry of the Confirmation Order, with the consent of the Requisite Parties; and (b) after the entry of the Confirmation Order, the Debtor may, with the consent of the Requisite Parties, after notice and hearing and entry of an order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. Subject to the terms of the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated), a Holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of such Claim or Equity Interest of such Holder.

E.	Revocation of Plan

Subject to the terms of the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated), the Debtor reserves the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent chapter 11 plans. If the Debtor revokes or withdraws this Plan, or if confirmation of this Plan or Consummation of this Plan does not occur, then: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtor or any other Entity.

F.	Entire Agreement

Except as otherwise described herein, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

G.	Closing of Chapter 11 Case

The Debtor shall, promptly after the full administration of the Chapter 11 Case, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022, Local Rule 3022-1, and any applicable order of the Bankruptcy Court to close the Chapter 11 Case.

H.	Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtor and its successors and assigns. The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

I.	Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and this Plan is Consummated. Neither the filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtor or any other Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) the Debtor with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

Neither the exclusion or inclusion by the Debtor of any contract or lease on any exhibit, schedule, or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, will constitute an admission by the Debtor that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtor or its affiliates have any liability thereunder.

Except as explicitly provided in this Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtor under any executory or non-executory contract or unexpired or expired lease.

Nothing in this Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor under any executory or non-executory contract or unexpired or expired lease.

J.	Further Assurances

The Debtor, all Holders of Claims or Equity Interests receiving distributions hereunder, and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order. On or before the Effective Date, the Debtor shall File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

K.	Nonseverability

If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is (1) valid and enforceable pursuant to its terms, (2) integral to the Plan and may not be deleted or modified without the Debtor’s and Requisite Parties’ consent, as applicable, and (3) nonseverable and mutually dependent.

L.	Service of Documents

All notices, requests, and demands to or upon the Debtor to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by email transmission, when received, addressed as follows:

Emergent Capital, Inc.
1200 North Federal Highway, Suite 200
Boca Raton, FL 33432
Attn:	Miriam Martinez, Chief Financial Officer
Email:	mmartinez@emergentcapital.com

with copies to:

Pachulski Stang Ziehl & Jones LLP
919 North Market Street, 17th Floor
Wilmington, DE 19899-8705 (Courier 19801)
Attn:	Richard M. Pachulski, Esq. (rpachulski@pszjlaw.com)
Maxim B. Litvak, Esq. (mlitvak@pszjlaw.com)
Colin R. Robinson, Esq. (crobinson@pszjlaw.com)

M.	Exemption from Certain Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code

To the extent permitted by applicable law, pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents or taxing authority to forego the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Stamp or Similar Tax or governmental assessment.

N.	Consent Rights

Notwithstanding anything herein to the contrary, any and all consent rights of the parties to the Restructuring Support Agreements (but not a Restructuring Support Agreement that has been terminated) set forth in the Restructuring Support Agreements with respect to the form and substance of the Plan, all exhibits to the Plan, and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.B) and be fully enforceable as if stated in full herein.

O.	Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

P.	Tax Reporting and Compliance

The Debtor is hereby authorized to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtor are for all taxable periods ending after the Petition Date through, and including, the Effective Date.

Q.	Schedules

All exhibits and schedules to this Plan, including the Exhibits and Plan Schedules, are incorporated and are a part of this Plan as if set forth in full herein.

R.	Reserved

S.	Controlling Document

In the event of an inconsistency between this Plan, on the one hand, and the Plan Supplement, any other of the Plan Documents, or any other instrument or document created or executed pursuant to this Plan, on the other hand, or between this Plan and the Disclosure Statement, this Plan shall control. The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, however, that if there is determined to be any inconsistency between any provision of this Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern.

T.	Confirmation Request

The Debtor requests that the Bankruptcy Court confirm the Plan and that it do so, if applicable, pursuant to section 1129(b) of the Bankruptcy Code notwithstanding any rejection of the Plan by an Impaired Class.

Dated: December 18, 2020

Respectfully submitted,

/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer
EMERGENT CAPITAL, INC.

FILED BY:

Pachulski Stang Ziehl & Jones LLP

/s/ Colin R. Robinson
Richard M. Pachulski (CA Bar No. 62337)
Maxim B. Litvak (CA Bar No. 215852)
Colin R. Robinson (DE Bar No. 5524)
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19899-8705 (Courier 19801)
Telephone:	(302) 652-4100
Facsimile:	(302) 652-4400
E-mail:	rpachulski@pszjlaw.com
mlitvak@pszjlaw.com
crobinson@pszjlaw.com

Counsel for Emergent Capital, Inc.,
Debtor and Debtor-in-Possession

[Signature Page to Debtor Emergent Capital, Inc.’s
Second Amended Chapter 11 Plan of Reorganization]

EXHIBIT A

Ratios of Notes and Grantor Trust Certificates to be Issued Under Plan

Securities to be Canceled Under Plan	Securities to be Distributed Under Plan
Debtor Security	New Series A Notes	New Series B Notes	Grantor Trust Certificates
Senior Secured Notes For each $100.00 of the Augmented Principal Amount of the Senior Secured Notes (as defined in Exhibit B):	$100 principal amount	--	--
Convertible Unsecured Notes For each $100.00 of Aggregate Principal Amount of the Convertible Notes (as defined in Exhibit B):	--	$100 principal amount	10
Equity Interests (other than Unvested Warrants) For each share (subject, in the case of the vested warrants, to adjustment for a cashless exercise thereof):	--	--	1

EXHIBIT B

Description of Securities to be Issued Under Plan

NEW SERIES A NOTES

Ranking:

With respect to payments of interest and rights upon liquidation, Deemed Liquidation (as defined below), winding up or dissolution (whether voluntary or involuntary) or sale of the Issuer of all or substantially all of its assets, the Series A Notes will rank senior to each of the Series B Notes and the PPNs.

Security:	None.

Initial Principal Amount:

The existing principal amount of the 8.5% Senior Secured Notes is $48,758,887.50.  On the Closing Date and immediately before the exchange occurs, any Available Funds shall be used to pay any accrued but unpaid interest on the 8.5% Senior Secured Notes. If insufficient Available Funds exist to make such payment, the remainder of any accrued but unpaid interest shall be capitalized and added to the existing principal of the 8.5% Senior Secured Notes (the “Existing Senior Secured Note Principal”) (the sum of the Existing Senior Secured Note Principal and any capitalized accrued but unpaid interest, the “Aggregate Principal Amount of the Senior Secured Notes”). The Series A Notes initial principal amount shall be equal to the Aggregate Principal Amount of the Senior Secured Notes increased by a factor of 1.04 (the “Augmented Principal Amount of the Senior Secured Notes”).

Exchange Ratio:	Each $100 of the Augmented Principal Amount of the Senior Secured Notes shall be exchanged on the Closing Date into $100 of Series A Notes.
Interest:

The Series A Notes initially will be entitled to interest in cash at a rate of 8.5% per annum compounded and payable semi-annually, subject to increase as described below. At the Issuer’s election, and subject to the Payment Priority Waterfall, the Issuer may pay all or a portion of interest in the form of additional Series A Notes in lieu of cash (“PIK Interest”). If the Issuer so elects, any PIK Interest initially shall accrue and be paid at a rate of 11.5% per annum compounded and payable semi-annually, and subject to increase as described below. Interest will be payable semi-annually in arrears and will be computed on the basis of a 360-day year.

With respect to any Series A Notes that remain outstanding on or after July 15, 2021, the Series A Notes will be entitled to interest in cash at a rate of 9.75% per annum compounded and payable semi-annually, or PIK Interest, at the Issuer’s election, at a rate of 14% per annum compounded and payable semi-annually.

Upon and during the existence of any Events of Default (defined below), the applicable interest rate will increase by 2% per annum during the continuation of the default.

Final Maturity:

The Series A Notes shall mature 100 years from the Closing Date (the “Final Maturity Date”). The Issuer shall be obligated to repay the unpaid principal balance of the Series A Notes, together with all accrued and unpaid interest thereon (including all PIK Interest), on the Final Maturity Date.

Mandatory Redemption:

The Issuer shall redeem the outstanding Series A Notes for cash at a price equal to the unpaid principal balance thereof plus all accrued and unpaid interest, upon the earlier of: (i) the Final Maturity Date; (ii) the acceleration of all obligations under the Series A Notes following the occurrence of an Event of Default; and (iii) a Deemed Liquidation.[2]

Optional Redemption:

The Series A Notes may be repaid at the option of the Issuer, in whole and not in part, at any time before the Final Maturity Date, at a price equal to the then outstanding principal amount plus all accrued and unpaid interest thereon.

Conversion:	Each $100.00 principal amount of Series A Notes is convertible at any time into Trust Certificates representing 100 PPNs at the discretion of the Series A Noteholder.
Events of Default:

(a) the Company shall fail to pay any interest, in cash or in kind, on the Series A or Series B Notes after the same shall become due and payable, (b) the Company shall fail to redeem the Restructuring Securities in accordance with the Payment Priority Waterfall, or (c) any proceeding shall be instituted by or against the Company under any law relating to bankruptcy, insolvency, or reorganization.

Financial Covenants:	None.
Periodic Reporting:

On a semi-annual basis, the Company shall provide detailed interim and annual financial reports to all holders of Series A Notes, including without limitation information regarding any redemptions of Restructuring Securities pursuant to the “Payment Priority” section above.

[2] Deemed Liquidation shall mean, in substance but not necessarily in form, (a) a sale, transfer, lease or other disposition, in a single transaction or series of related transactions, of all or substantially all of the assets of (i) the Company or (ii) White Eagle Asset Portfolio, LP or (b) the consummation of any transaction (including any merger or consolidation or whether by operation of law or otherwise), the result of which is that any one third party purchaser (or group of affiliated third party purchasers) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the then outstanding Trust Certificates issued pursuant to the Grantor Trust Agreement (as discussed below in the section “Trust Certificates”) or of the surviving entity of any such merger or consolidation.

Amendments and Waivers:

Any amendment, modification or other change to, or waiver of, the terms and conditions of the Series A Notes that is adverse to the holders of the Series A Notes, as reasonably determined by them, or that changes the director designation rights, or that changes the Priority Payment Waterfall, must be approved in writing by the holders of at least 75% of the aggregate outstanding amount of the Series A Notes. All other amendments, modifications, waivers relating to the Series A Notes shall be approved in writing by the holders of at least 50% of the aggregate outstanding amount of the Series A Notes.

NEW SERIES B NOTES

Ranking:

With respect to payments of interest and rights upon liquidation, winding up or dissolution (whether voluntary or involuntary) or sale of the Issuer of all or substantially all of its assets, the Series B Notes will rank senior to the New PPNs, but junior to the Series A Notes.  This ranking will be reflected in the New Indenture Documents.

Security:	None.
Initial Aggregate Principal Amount:

The existing principal amount of the 5.0% Convertible Notes is $67,836,966. On the Closing Date and immediately before the exchange occurs, but subject to payment in full of any accrued but unpaid interest on the 8.5% Senior Secured Notes, any Available Funds shall be used to pay any accrued but unpaid interest on the 5.0% Convertible Notes. If insufficient Available Funds exist to make such payment, the remainder of any accrued but unpaid interest shall be capitalized and added to the existing principal of the 5.0% Convertible Notes (the “Existing Convertible Note Principal”) (the sum of the Existing Convertible Note Principal and any capitalized accrued but unpaid interest, the “Aggregate Principal Amount of the Convertible Notes”).

Exchange Ratio:	Each $100 of the Aggregate Principal Amount of the Convertible Notes shall be exchanged on the Closing Date into (a) $100 of Series B Notes and (b) Grantor Trust Certificates representing 10 PPNs.

Interest:

The Series B Notes initially will be entitled to interest in cash at the rate of 5.0% per annum compounded semi-annually, subject to increase as described below. At the Issuer’s election, the Issuer may pay all or a portion of interest in the form of additional Series B Notes in lieu of cash (“PIK Interest”). The aggregate amount of PIK Interest that is capitalized as principal under the Series B Notes from and after the Closing Date shall be referred to as the “Accrued Series B PIK Interest”. If the Issuer so elects, any PIK Interest initially shall accrue and be paid at a rate of 7.0% per annum compounded semi-annually. Interest will be payable semi-annually in arrears and will be computed on the basis of a 360-day year.

With respect to any Series B Notes that remain outstanding after February 15, 2023, the cash interest rate shall increase to 6.0% and the PIK Interest Rate shall increase to 8.0%.

Upon and during the existence of any Events of Default (defined below), the applicable interest rate will increase by 2.0% per annum during the continuation of the default.

To the extent that the Company does not elect to pay interest on the Series B Notes as PIK Interest, any such accrued and unpaid cash interest shall be paid to holders of the Series B Notes before the Issuer uses any funds to redeem the Series A Notes;

Final Maturity:

The Series B Notes shall mature on the Final Maturity Date. The Issuer shall be obligated to repay the unpaid principal balance of the Series B Notes, together with all accrued and unpaid interest thereon (including all PIK Interest), on the Final Maturity Date.

Mandatory Redemption:

The Issuer shall redeem the outstanding Series B Notes for cash at a price equal to the unpaid principal balance thereof plus all accrued and unpaid interest, upon the earlier of (i) the Final Maturity Date; (ii) the acceleration of all obligations under the Series B Notes following the occurrence of an Event of Default; and (iii) a Deemed Liquidation.

Optional Redemption:	The Series B Notes may be repaid at the option of the Issuer, in whole and not in part, at any time before the Final Maturity Date, at a price equal to the then outstanding principal amount plus accrued and unpaid interest thereon.

Conversion:	Each $100.00 principal amount of Series B Notes is convertible at any time into Trust Certificates representing 200 PPNs at the discretion of the Series B Noteholder.
Events of Default:

(a) the Company shall fail to pay any interest, in cash or in kind, on the Series A or Series B Notes after the same shall become due and payable, (b) the Company shall fail to redeem the Restructuring Securities in accordance with the Payment Priority Waterfall, or (c) any proceeding shall be instituted by or against the Company under any law relating to bankruptcy, insolvency, or reorganization.

Financial Covenants:	None.

Periodic Reporting:

On a semi-annual basis, the Company shall provide detailed interim and annual financial reports to all holders of Series B Notes, including without limitation information regarding any redemptions of Restructuring Securities pursuant to the “Payment Priority’ section above.

Amendments and Waivers

Any amendment, modification, or other change to, or waiver of, the terms and conditions of the Series A Notes or the Series B Notes that is adverse to the holders of the Series B Notes, as reasonably determined by them, or that changes the director designation rights, or that changes the Priority Payment Waterfall, must be approved in writing by the holders of at least 75% of the aggregate outstanding amount of the Series B Notes. All other amendments, modifications, waivers relating to the Series B Notes shall be approved in writing by the holders of at least 50% of the aggregate outstanding amount of the Series B Notes.

NEW PPNS
Ranking:

With respect to payments of interest and rights upon liquidation, winding up or dissolution (whether voluntary or involuntary) or sale of the Issuer of all or substantially all of its assets, the New PPNs (which underlie the Grantor Trust Certificates) will rank junior to each of the Series A Notes and the Series B Notes.

Security:	None.
Exchange Ratio:

Each existing share of the Debtor’s common stock and vested warrants will be exchanged on a one-for-one basis for one New PPN (subject, in the case of the vested warrants, to adjustment for a cashless exercise thereof). Each such New PPN will be deposited by the Company with the Grantor Trust Trustee, which will issue an equal number of Grantor Trust Certificate(s) to the holders thereof.

Interest:

Funds shall be distributed to holders of the New PPNs only in the limited circumstances set forth in “Payment Priority” below.

If funds are distributed to holders of the New PPNs (in the limited circumstances set forth in “Payment Priority” section above), the paying agent in respect of the Grantor Trust Certificates will declare distributions on the Grantor Trust Certificates on a pro rata basis in an amount equal to the distributions received in respect of the New PPNs, after deducting reasonable fees and expenses applicable to the Grantor Trust.

Final Maturity:

The New PPNs shall mature on the Final Maturity Date. The Issuer shall be obligated to repay the unpaid principal balance of the New PPNs, together with any applicable distributions thereon, on the Final Maturity Date.

The Grantor Trust Certificates shall mature on the Final Maturity Date. Upon receipt of the proceeds of the Grantor PPNs on the Final Maturity Date, the paying agent in respect of the Grantor Trust Certificates will pay holders of the Grantor Trust Certificates the cash receipts and other distributions it receives in respect of the New PPNs, after deducting fees and expenses applicable to the Grantor Trust.

Mandatory Redemption:

The Issuer shall redeem the outstanding New PPNs on a pro rata basis for cash at a price equal to the unpaid principal balance thereof, plus any applicable distributions thereon, plus any call premium associated with such redemption, upon the earlier of (i) the Final Maturity Date; (ii) the acceleration of all obligations under the New PPNs following the occurrence of an Event of Default; and (iii) a Deemed Liquidation. Upon receipt of such redemption proceeds, the paying agent in respect of the Grantor Trust Certificates will redeem a pro rata portion of the Grantor Trust Certificates and pay holders of such Grantor Trust Certificates the cash receipts and other distributions it receives in respect of the redemption of the New PPNs, after deducting fees and expenses applicable to the Grantor Trust.

Events of Default:

(a) The Company shall fail to redeem the Restructuring Securities in accordance with the Payment Priority Waterfall or (b) any proceeding shall be instituted by or against the Issuer under any law relating to bankruptcy, insolvency, or reorganization.

Financial Covenants:	None.
GRANTOR TRUST CERTIFICATES
Issuance of Trust Certificates:

The Grantor Trust Certificates shall be issued pursuant to a Grantor Trust Agreement between the Debtor, as grantor, and Grantor Trust Trustee. Each Grantor Trust Certificate will represent one New PPN having a principal amount equal to the greater of (i) the closing price of the Debtor’s common stock immediately preceding the Petition Date or (ii) the closing price of the Debtor’s common stock immediately preceding the Effective Date. The Grantor Trust Trustee will hold the New PPNs underlying the Grantor Trust Certificates and the holders of the New PPNs will have rights as provided in the Grantor Trust Agreement.

Grantor Trust Agreement:	The agreement between Lamington and the Grantor Trust Trustee setting forth the terms of the Grantor Trust Certificates, to be governed by Cayman Islands law.
Grantor Trust Trustee:	A Cayman Islands-domiciled trust company (or its affiliate) acceptable to the holders of a majority of Series B Notes.

PAYMENT PRIORITY

Payment Priority:

Lamington shall retain a minimum cash balance of at least $5,000,000 (the “Minimum Cash Balance”) until such time that all of the Series A Notes and Series B Notes are retired or repurchased following the Effective Date to fund operating expenses and contingencies and a nominal profit amount; provided that the Board of Directors of Lamington may reduce the Minimum Cash Balance, (a) by $1,000,000 no more often than once every six (6) months through December 31, 2022 until the Minimum Cash Balance reaches $3,000,000, acting by majority vote, and (b) if additional reduction is desired after December 31, 2022, to $2,000,000, acting by Defined Majority Approval (as will be defined in the New Indenture Documents). The Minimum Cash Balance shall be reported as of June 15 and December 15 of each year, and shall be certified by a director, manager or officer of Lamington as true and correct. Falling below the Minimum Cash Balance will not constitute an event of default under any of the Restructuring Securities.

On any date up to and including December 31, 2022, the Company may, at its option, but subject to approval by the Company’s Board of Directors (without requiring a Defined Majority Approval), repurchase the Series A Notes and/or the Series B Notes in the open market, provided that the Minimum Cash Balance is maintained immediately following such repurchasing transaction (“Open Market Repurchases”).

For so long as the Minimum Cash Balance is maintained, any funds held by the Company in excess of the Minimum Cash Balance and remaining after any Open Market Repurchases (“Available Funds”) shall be distributed to the holders of the Restructuring Securities in accordance with the following payment priority waterfall outlined below (the “Payment Priority Waterfall”).

Cash interest on the Series A Notes and Series B Notes shall be paid only to the extent of Available Funds, as detailed in the Payment Priority Waterfall.

Payment Priority Waterfall:

1) First, holders of the Series A Notes shall receive, on a semi-annual basis[3], all accrued and unpaid interest in full, including any arrears, and for the avoidance of doubt such interest payment shall not include a catch-up cash interest payment for any PIK interest that has been previously capitalized as principal, but shall include any increase in cash interest payable as a result of such PIK Interest capitalization on the previous payment dates. If insufficient Available Funds exist to pay interest on the Series A Notes, in full, such Available Funds shall be used to make cash interest payments on a pro rata basis to holders of the Series A Notes, and any remaining interest owed shall be paid as PIK Interest and capitalized as principal.

3   June 30 and December 31 of each year.

2) Second, holders of the Series B Notes shall receive, on a semi-annual basis[4], all accrued and unpaid interest in full, including any arrears, and for the avoidance of doubt such interest payment shall not include a catch-up cash interest payment for any PIK Interest that has been previously capitalized as principal, but shall include any increase in cash interest payable as a result of such capitalization on the previous payment dates. If insufficient Available Funds exist to pay interest on the Series B Notes, in full, such Available Funds shall be used to make cash interest payments on a pro rata basis to holders of the Series B Notes, and any remaining interest owed shall be paid as PIK Interest and capitalized as principal.

3) Third, after December 31, 2022, the retirement of Class D Units outstanding in White Eagle Asset Portfolio, LP (“White Eagle”) until all such Class D Units are retired.

4) Fourth, after December 31, 2022, until all Series A Notes have been redeemed or repaid in full, the Company shall redeem any and all of the Series A Notes at a price equal to the outstanding principal amount of the Series A Notes being redeemed plus accrued and unpaid interest thereon on a semi-annual basis that is substantially contemporaneous with its semi-annual Board of Directors’ meeting and/or reporting obligations, provided that the Minimum Cash Balance is maintained immediately following such redemption.

5) Fifth, after December 31, 2022, until sufficient Series B Notes, including Accrued Series B PIK Interest, such that the outstanding principal amount of Series B Notes (including Accrued Series B PIK Interest) does not exceed $30 million have been redeemed or repaid, the Company shall redeem any and all of the Series B Notes at a price equal to the outstanding principal amount of the Series B Notes being redeemed plus accrued and unpaid interest thereon on a semi-annual basis that is substantially contemporaneous with Lamington’s semi-annual meeting of the Board of Directors and/or reporting obligations, provided that the Minimum Cash Balance is maintained immediately following such redemption.

 4 June 30 and December 31 of each year.

6) Sixth, after December 31, 2022, 50% of the Available Funds shall be used by Lamington to redeem any and all of the Series B Notes at a price equal to the outstanding principal amount of the Series B Notes being redeemed plus accrued and unpaid interest thereon, and 50% of the Available Funds shall be paid to the holders of the New PPNs, in each case on a semi-annual basis that is substantially contemporaneous with Lamington’s semi-annual Board of Directors’ meeting and/or reporting obligations, provided that the Minimum Cash Balance is maintained immediately following such redemption and payment.

7) Seventh, after December 31, 2022, after all Series B Notes have been redeemed or repaid in full, any remaining Available Funds shall be paid to the holders of the New PPNs on an annual basis.

For the avoidance of doubt, prior to December 31, 2022, only Sections 1 and 2 will apply (and Sections 3-7 will not apply).

Exhibit B

Form of Notice of (I) Entry of Order Confirming Debtor Emergent Capital, Inc.’s Second Amended Chapter 11 Plan of Reorganization and (II) Occurrence of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: RED REEF ALTERNATIVE INVESTMENTS, LLC and EMERGENT CAPITAL, INC.,[1] Debtors.	Chapter 11 Case No. 20-12602 (BLS) (Jointly Administered) Re: Docket Nos. 167 and 184

NOTICE OF ENTRY OF ORDER CONFIRMING
DEBTOR EMERGENT CAPITAL, INC.’S SECOND AMENDED CHAPTER 11
PLAN OF REORGANIZATION

PLEASE TAKE NOTICE that on December 30, 2020, the Honorable Brendan L. Shannon, United States Bankruptcy Judge for the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), entered the Order Confirming Debtor Emergent Capital, Inc.’s Second Amended Chapter 11 Plan of Reorganization [Docket No. 184] (the “Confirmation Order”). Pursuant to the Confirmation Order, the Bankruptcy Court confirmed the Debtor Emergent Capital, Inc.’s Second Amended Chapter 11 Plan of Reorganization [Docket No. 167] (the “Plan”).2

PLEASE TAKE FURTHER NOTICE that the Confirmation Order and the Plan are available for inspection. If you would like to obtain a copy of the Confirmation Order or the Plan, you may contact Kurtzman Carson Consultants LLC, the voting agent retained by the Debtor in this chapter 11 case, by: (i) accessing the Debtor’s restructuring website at http://www.kcclcc.net/emergent; (ii) calling the voting agent at 888-647-1744 (toll free) or +1 310-751-2628; or (iii) email EmergentInfo@kccllc.com. Parties may also obtain any documents filed in the chapter 11 case for a fee via PACER at https://deb.uscourts.gov/.

PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions in Articles X and XI of the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtor and any Holder of a Claim or Equity Interest and such Holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.

1 The last four digits of each Debtor’s taxpayer identification number are: Red Reef Alternative Investments, LLC (0302) and Emergent Capital, Inc. (3473). The location of the Debtors’ service address for purposes of these cases is 1200 North Federal Highway, Suite 200, Boca Raton, FL 33432. For the avoidance of doubt, Debtor Red Reef Alternative Investments, LLC is not a proponent of the Plan.

2 Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

Dated: December 30, 2020		PACHULSKI STANG ZIEHL & JONES LLP

/s/ Colin R. Robinson
Richard M. Pachulski (CA Bar No. 90073)
Maxim B. Litvak (CA Bar No. 215852)
Colin R. Robinson (DE Bar No. 5524)
919 N. Market Street, 17th Floor
P.O. Box 8705
Wilmington, DE 19899-8705 (Courier 19801)
Tel: (302) 652-4100
Fax: (302) 652-4400
	E-mail:	rpachulski@pszjlaw.com
mlitvak@pszjlaw.com
crobinson@pszjlaw.com

Counsel for Emergent Capital, Inc.,
Debtor and Debtor-in-Possession

Exhibit C

Settlement Agreement with Pohl Claimants

Exhibit D

Bill of Sale from White Eagle for Pohl Policy